Exhibit 10.39

EXECUTION COPY

SHARED SERVICES AGREEMENT

This Shared Services Agreement, (the “Agreement”), effective as of November 1, 2005 (the “Effective Date”), is entered into by and between TRX, Inc. (formerly known as WT Technologies, Inc.), a Georgia corporation and TRX Fulfillment Services, LLC (formerly known as WorldTravel Technologies, L.L.C.), a Georgia limited liability company and wholly owned subsidiary of TRX, Inc. (which are collectively referred to as “TRX”) and E2E SerWiz Solutions, Ltd., a corporation formed under the laws of India (d/b/a SerWizSol) (“SWS”). TRX, on the one hand, and SWS on the other hand, is each referred to individually herein as a “Party,” and collectively referred to as the “Parties.” Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 13.

WHEREAS, among other things, TRX is engaged in the business of providing customer care and contact center services in the United States to the [*] and [*] businesses of [*], pursuant to the terms of that certain [*] as well as similar services to other customers such as [*] , in each case through the operation of customer care and contact centers located at 3210 Dudley Avenue, Suite 100 in Parkersburg, West Virginia (the “Parkersburg Customer Care Center”) and at 6671 Caroline Street and 6657 Caroline Street, in Milton, Florida (collectively, the “Milton Customer Care Center”) (the Parkersburg Customer Care Center and the Milton Customer Care Center are collectively referred to as the “TRX Customer Care Centers”) (such customer care services excluding TRX Other Services (as defined below) are referred to collectively as the “TRX/ [*] Services”);

WHEREAS, subject to obtaining certain third party consents, TRX and SWS desire that SWS assume the operations of the TRX Customer Care Centers from TRX, to provide the TRX/[*] Services relating to the [*] directly to [*];

WHEREAS, TRX desires to sell, and SWS desires to acquire, certain Assets (as defined herein) at the time of [*] business transfer (the “Asset Purchase Component”);

WHEREAS, TRX also desires to transfer the TRX/[*] Services business relating to the [*] to SWS, and SWS desires to assume this business to provide such services to [*] directly, after certain conditions are satisfied;

WHEREAS, TRX desires to engage SWS to provide subcontracting services with respect to the [*], and SWS desires to provide such subcontracting services to TRX, after the [*] business is transferred to SWS and until the end of the SWS Services Term (as defined herein) (the “Subcontracting Component”);

WHEREAS, SWS desires to engage TRX to provide certain transition and related consulting services, both prior to and following SWS assuming responsibility for the TRX Customer Care Centers and the applicable TRX/[*] Services, and TRX desires to provide such services (the “Shared Services Component”); and

WHEREAS, the Asset Purchase Component, Subcontracting Component and Shared Services Component is each an independently valuable aspect of the relationship between the

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Parties and contemplated transactions, with each such Component to be undertaken between the Parties based on terms and conditions specific to such Component, as well as terms and conditions applicable to all of such Components;

WHEREAS, TRX and SWS desire to enter into this Agreement setting forth the terms and conditions pursuant to which they would undertake the foregoing services and other transactions, including the Asset purchase.

NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. SWS Services – The Subcontracting Component.

1.1 Services. Subject to the terms set forth herein, during the SWS Services Term (as defined below), TRX shall engage SWS as its subcontractor with respect to phone support, e-mail support and tier 2 helpdesk support provided in connection with the TRX/[*] Services for the [*] Business as further described in Exhibit A attached hereto (collectively, the “SWS Services”). TRX shall use its commercially reasonable efforts to obtain any third-party consents relating to the subcontracting agreement, including [*] consent on or before the [*] Transition Date, i.e., the commencement date of the SWS Services. The individuals who provide the SWS Services will be referred to as “SWS Personnel.”

1.2 SWS Services Term. Subject to the terms and conditions of this Agreement, SWS shall provide the SWS Services commencing on the [*] until the earlier of: (a) the Final Transition Date, (b) termination by [*] or expiration of the TRX/[*] Agreement relating to the [*] Business, (c) termination of the SWS Services in accordance with the terms of this Agreement, or (d) the end of the Term of this Agreement (the “SWS Services Term”). The Parties acknowledge and agree that the TRX/[*] Agreement requires TRX to provide TRX Services to [*] with respect to the [*] Business through December 31, 2006 (which, assuming the commencement of the SWS Services Term, SWS agrees provide subject to receipt of the [*] and such other terms and conditions of this Agreement). TRX shall not agree to extend such commitment without the prior consent of SWS and any provision of the SWS Services beyond December 31, 2006 shall be on such terms as are mutually agreed between TRX and SWS. For the sake of clarity, SWS shall be under no obligation with respect to the SWS Services, and TRX shall not be required to engage SWS to perform the SWS Services, if the [*] Transition Events do not occur.

1.3 Service Levels; Reporting.

1.3.1 SWS agrees that it will at all times use commercially reasonable efforts to perform any and all of the SWS Services to be provided pursuant to Section 1.1 in accordance with the terms and conditions of this Agreement for the [*] Business during the SWS Services Term, including the performance standards set forth in Exhibit B, and will at all times retain and utilize a sufficient number of qualified personnel to perform all of such SWS Services. Specifically, SWS acknowledges and agrees that the SWS Services must be performed in a manner that complies with the performance standards set forth on Exhibit B for the [*].

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Business, which are the performance levels required by the TRX/[*] Agreement (the “SLAs”). To the extent the required performance levels set forth in the TRX/[*] Agreement are modified after the date hereof, the SLAs herein shall automatically change to remain identical to such required performance levels. Notwithstanding the foregoing, the SLAs herein shall not be modified without SWS’ prior written consent; provided that SWS and TRX agree to work in good faith to accommodate changes requested by [*] for the [*] Business.

1.3.2 In connection with the [*] Business, during the SWS Services Term, TRX shall evaluate and measure all SWS Services on a [*] (each a “Measurement Interval”), and shall notify SWS if the SWS Services do not meet the SLAs during any Measurement Interval (a “Deficiency Notice”). Upon receiving a Deficiency Notice, SWS shall deliver to TRX a detailed written report identifying SWS’ plan for correcting the SWS Services so that they meet or exceed the SLAs (a “Corrective Action Plan”). The Corrective Action Plan shall be submitted by SWS to TRX within [*] business days of SWS receiving the Deficiency Notice and shall specify the time period that SWS requires to rectify the performance deficiencies identified in the Deficiency Notice. SWS shall not be liable for failing to meet any SLAs, to the extent such failure is attributable to (i) TRX’s breach of its obligations under this Agreement or the TRX/[*] Agreement, (ii) any Force Majeure (as defined below), (iii) problems resulting from components (including network, hardware or software) for which [*] is operationally and administratively responsible, or (iv) any discrepancy from the SLAs or suspension of performance by SWS agreed upon by TRX or [*] (each an “Excluded Cause”).

1.3.3 During the SWS Services Term, SWS shall provide daily performance and operations reporting in a manner consistent with TRX’s reporting with respect to the TRX Customer Care Centers for the period immediately preceding the Effective Date. In addition, SWS shall immediately report to TRX any incident or circumstance with respect to its performance of the SWS Services that is known to SWS and that would reasonably be expected to result in liability to [*] in excess of SWS’ limitation of liability for the SWS Services hereunder, as described in Section 9.1.3.

1.3.4 Notwithstanding anything to the contrary herein, if (i) TRX has issued a Deficiency Notice (whether or not SWS has provided or implemented a Corrective Action Plan), (ii) SWS has provided a notice to TRX of the type described in Section 1.3.3 above, or (iii) [*] has provided notice to TRX of TRX’s or SWS’ breach or alleged breach with respect to the SWS Services, then the following terms shall apply:

(a) TRX shall have the authority to direct SWS’ performance of the SWS Services in the manner TRX deems reasonably necessary to mitigate or cure any breach with respect to the TRX/[*] Services and any related liability to [*] with respect thereto, and SWS shall cooperate in good faith with TRX’s direction;

(b) Incremental costs and expenses incurred by the Parties as a result of TRX’s direction under subsection (a) above shall be allocated equally between the Parties; and

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(c) SWS would not be liable for any breach of this Agreement (including, without limitation, any SLA defaults) to the extent caused as a result of TRX’s direction under subsection (a) above and, as between TRX and SWS, TRX shall be solely liable for and shall indemnify and hold SWS harmless for and against any claims, damages, liabilities, losses or expenses to the extent arising from or relating to SWS’ performance in accordance with TRX’s direction under subsection (a) above.

1.4 Modifications to TRX/[*] Agreement. Commencing on the Effective Date and continuing until the Final Transition Date, TRX shall not amend or modify the terms of the TRX/[*] Agreement as it relates to the [*] business or the [*] Business without obtaining SWS’ prior written consent, which consent shall not be unreasonably withheld. To the extent TRX engages in discussions with [*] pertaining to the [*] business or the [*] Business (not including routine correspondence and discussions in the context of day-to-day performance of the TRX/[*] Services), TRX shall request [*] permission to include SWS in such discussions and TRX shall permit SWS to participate if SWS’ participation is approved by [*].

1.5 SWS Authority. Except as may be provided in Exhibit A, neither Party shall have, nor represent itself as having, any authority under the terms of this Agreement to make agreements of any kind in the name of or binding upon the other Party, to pledge the other Party’s credit, or to extend credit on the other Party’s behalf.

1.6 SWS Personnel. SWS and TRX are not joint employers of the SWS Personnel for any purpose under this Agreement. SWS will however be free to determine how to staff its SWS Services under this Agreement. SWS reserves the right to assign the personnel to perform the SWS Services and to replace or reassign such employees. SWS Personnel may rotate between this engagement and other engagements of SWS. Notwithstanding the foregoing, the Parties acknowledge and agree that, at [*] request, or at TRX’s request if TRX reasonably believes that such a change is necessary in order for TRX to be in compliance with the terms of the TRX/[*] Agreement, SWS shall discuss in good faith the change required by TRX, and, promptly take appropriate action to address TRX’s concerns, including, where appropriate, and to the extent commercially possible, by modifying the composition or responsibilities of the SWS Personnel. SWS shall indemnify and hold harmless TRX and the TRX Parties from all claims, damages and losses arising out of or relating to all negligence or willful misconduct of SWS Personnel and for any joint employment related claims with respect thereto.

1.7 TRX Responsibilities. SWS’ performance of the SWS Services is dependent upon (i) TRX’s timely and effective performance of its responsibilities under this Shared Services Agreement, the Subcontracting Component and the TRX/[*] Agreement, (ii) TRX’s timely decisions and approvals in connection with the foregoing and (iii) TRX’s payment of the [*], in each case as further described in Section 6 hereof. For the sake of clarity, SWS shall not be liable or responsible for any defects or failure of performance to the extent that such defects or failure is due to TRX’s breach of this Agreement or the TRX/[*] Agreement. In the case of a defect or failure of performance, SWS’ liability shall be limited to its proportional share of responsibility for any such defects or failure, and, as between TRX and SWS only, all other liability shall be borne solely by TRX. From the Effective Date of this Agreement and thereafter during the Term, TRX

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shall continue to be responsible for certain activities in support of the TRX/[*] Services (for both [*] and [*] business) other than the SWS Services, as and to the extent described in Section 5.1 hereof. In addition, the responsibilities and obligations of TRX under and pursuant to this Agreement from the Effective Date until the end of the Term include, but are not limited to, the following:

1.7.1 Providing SWS with such information reasonably required by SWS to perform the SWS Services in a timely manner and ensuring that all such information provided by TRX to SWS is updated on a prompt and continuous basis;

1.7.2 Making available, promptly after requested by SWS, management decisions, approvals, acceptances and such other information and assistance desired or required by SWS to perform its obligations under this Agreement;

1.7.3 Establishing and maintaining TRX’s policies (including finance, accounting and management information system policies);

1.7.4 Making TRX’s relevant employees available to and causing them to communicate with SWS and SWS Personnel during business hours as SWS may reasonably request; and

1.7.5 Providing SWS with access to TRX’s personnel who are ultimately responsible for supervising the SWS Services (the “Supervisor(s)”) at such times as SWS may reasonably request. SWS shall report to TRX’s Supervisor(s) with respect to the performance of its obligations until the Final Transition Date under this Agreement.

1.8 Termination Assistance. Subject to Sections 1.10 and 8.2.2(b), upon either Party providing notice of termination of the SWS Services, SWS shall assist TRX, as TRX reasonably requests, with the transition of those activities comprising the SWS Services either to be performed by TRX directly or by a third-party on TRX’s behalf provided, TRX fully compensates SWS for any such transition services at SWS’ then existing time-and-material rates. Further, SWS shall be under no obligation to render any transition services, if the SWS Services are terminated by SWS in accordance with the terms of Section 7.2.

1.9 [*] Sublicense; TRX License. SWS acknowledges and agrees that its provision of the TRX/[*] Services for the [*] Business until the end of the SWS Services Term will require the utilization of certain technology (owned or licensed by [*]) to be sublicensed by SWS from [*] (the “[*] Sublicense Software”). TRX shall use its commercially reasonable efforts to obtain all consents required from [*] to facilitate the sublicense of such technology to SWS. SWS shall not be in breach of its obligation to provide the SWS Services if TRX for any reason is unable to obtain [*] consent for the Subcontracting Component or SWS fails to obtain a sublicense for the aforesaid technology. To the extent that software (other than the software included among the Assets and Assumed Liabilities) is necessary to perform the TRX/[*] Services in the manner in which they were performed by TRX as of the Effective Date, (i) with respect to such software owned by any third party, TRX shall assign the portion of its license to such software applicable to the TRX/[*] Services to SWS or assist SWS to obtain a license to such software on substantially similar terms

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as were in place between the licensor and TRX (with respect to the TRX/[*] Services) as of the Effective Date, and (ii) with respect to such software owned by TRX (the “TRX Software”), TRX hereby grants to SWS a royalty-free, perpetual, irrevocable and non-exclusive right and license to use and access such technology in the United States solely for providing the [*]/TRX Services either directly or as a subcontractor to [*]. For the avoidance of doubt, the TRX Software shall in no event include any of its RESX, SELEX, CORREX, TRANXACT or DATATRAX products. TRX hereby grants a royalty-free and non-exclusive right and sub-license to SWS to use and access for SWS’ performance of the TRX/[*] Services the products and services licensed to TRX pursuant to the [*] Contract for Providing Products and Services, dated February 29, 2000, as amended on June 29, 2001, September 21, 2001, February 19, 2004, September 30, 2004, and December 31, 2004, by and between [*] and TRX Fulfillment Services, LLC, on the terms and subject to the conditions set forth in such contract, during the Term or until such earlier time that [*] provides suitable alternative products and services to SWS, as determined by SWS in its reasonable discretion.

1.10 Exclusivity. During the SWS Services Term, SWS shall be TRX’s exclusive subcontractor for providing the SWS Services, and TRX shall not, either by itself or by using any other service provider provide the SWS Services or such other subcontracting services relating to the [*] Business.

1.11 Limits on TRX. If for any reason, the Final Transition Events do not occur on or before December 31, 2006, TRX shall not provide the TRX/[*] Services to the [*] Business after such date, either directly or indirectly through any third party, other than through SWS; provided that the foregoing restriction shall not apply if (a) SWS is in material breach of its obligations with respect to the SWS Services hereunder (but only to the extent that TRX has provided prior written notice to SWS of such material breach and a reasonable opportunity to cure such material breach); (b) TRX terminates this Agreement or the SWS Services at any time pursuant to Section 7.2 hereof; (c) SWS refuses to perform such services after such date on terms that are reasonably agreeable to TRX (but only to the extent that TRX performs such services for [*] on the same terms) or (d) [*] specifically directs TRX to not use SWS to perform such services or specifically directs TRX to use another party to perform such services, in either case, in good faith or as a result of a breach by SWS.

2. The Asset Purchase Component.

The parties hereby agree that the provisions listed below in this Section 2 and such other provisions that relate to the Asset Purchase Component (including, without limitation, Section 12 representations and warranties) shall apply to the Asset Purchase Component referenced herein and to all documents related to the Asset Purchase Component, including all schedules and exhibits thereto, the bill of sale and assignment document and the Assignment and Assumption of Contracts document, as if restated in full, and to this Shared Services Agreement and all other components thereof.

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2.1 Transfer of Assets.

2.1.1 Subject to the terms and conditions of this Agreement (including, but not limited to, Sections 3.1 and 3.2), on the [*] Transition Date, TRX shall, sell, convey, assign transfer and deliver to SWS the Assets located at the Parkersburg Customer Care Center and the Milton Customer Care Center free and clear of all mortgages, liens, security interests, pledges, charges or encumbrances, restrictions or interests of another person of any kind or nature, title defects, options or claims, pursuant to a duly executed bill of sale and assignment in substantially the form of Exhibit C (including all Schedules to Exhibit C where the specific Assets to be purchased are listed). Along with the Assets transferred, TRX shall assign all licenses to the software that form part of the Assets.

2.1.2 Subject to the Parties’ satisfaction of certain conditions set forth herein, the Asset transfer contemplated herein shall be consummated on the [*] Transition Date upon execution of the bill of sale and assignment document set forth as Exhibit C herein.

2.2 Bulk Transfer Provisions. TRX and SWS hereby waive compliance with the provisions of any applicable bulk transfer law; provided, however, that TRX agrees: (i) to pay and discharge when due or to contest or litigate all claims of creditors which are asserted against SWS or the purchased Assets by reason of such noncompliance; (ii) to take promptly all necessary action to remove any lien which is placed on the Assets purchased by reason of such noncompliance; and (iii) to pay all transfer taxes, if any, which may be due by reason of the sale by TRX to SWS of the Assets pursuant to this Agreement.

2.3 TRX Representations and Warranties Regarding the Assets and Liabilities. TRX represents and warrants to SWS that:

2.3.1 TRX owns, and shall transfer to SWS, all the Assets free and clear of all liens, security interests, pledges, charges or encumbrances, restrictions or interests of any third party of any kind or nature, title defects, options or claims.

2.3.2 All the licenses held by TRX to the software transferred as part of the Assets are assignable.

2.3.3 TRX has paid or will have paid on the [*] Transition Date all taxes, duties and other charges otherwise payable to the State of West Virginia, State of Florida and for other states affecting the TRX/[*] Services, the Assets or Assumed Liabilities, and that there are no claims relating to the period prior to the [*] Transition Date from any authorities of any state relating to same. In the event a bill or notice for such taxes are received by either TRX or SWS (including for such taxes until the Final Transition Date for those Additional Assumed Liabilities that SWS may assume only on the Final Transition Date), TRX shall promptly pay, upon receipt of a bill or notice, all such taxes and applicable penalties.

2.3.4 Except as set forth on Exhibit E, and subject to SWS executing such documents as may be reasonably required by other parties to such contracts (in each case, pursuant to terms reasonably acceptable to SWS), the contracts with vendors, clients or other third parties included among the Assumed Liabilities are assignable or can be assigned to SWS and all consents and permissions if any required to effect the assignment shall have been obtained or taken prior to the [*] Transition Date or the Final Transition Date, depending on the business or the Assumed Liabilities being transitioned (i.e., the [*] or the [*] or the [*] Assumed Liabilities or the Final Assumed Liabilities).

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2.3.5 TRX represents that it is in material compliance with the terms of the Milton Lease and the Parkersburg Lease, and that no notice of eviction has been served upon it by the lessors of said leases. TRX also represents that it has paid all monies (including rent and utilities such as electric, gas, sewer, as applicable), due to the lessors of the Milton Lease, the Parkersburg Lease, and any other space used to conduct the TRX/[*] Services and that it has no outstanding balances as on the Effective Date and the [*] Transition Date. Furthermore, TRX covenants that it will pay the rent and all other monies (including utilities) on a timely basis to the lessors of any leases used for the TRX/[*] Services including the Milton Lease and the Parkersburg Lease, and that it will not breach any terms of any of the applicable leases. If before the [*] Transition Date, an eviction notice is served on TRX, it shall inform SWS by a written notice and enclose a copy of the eviction notice. TRX shall reimburse and indemnify SWS and SWS Parties for all losses and damages incurred by SWS arising out of (i) TRX’s breach of this representation; (ii) any claim brought against SWS for TRX’s default of any of its obligations under the Milton Lease, Parkersburg Lease, and any other real property, including, without limitation, any claims that arose or hereinafter arise out of TRX’s use of certain facilities at Orangeburg, South Carolina and TRX’s abandonment of a certain call center lease in Milton, Florida.

2.4 Additional TRX Representations and Warranties. TRX represents and warrants, to its knowledge, and covenants to SWS the following:

2.4.1 The Assets will be, as of the [*] Transition Date, in substantially the same operating condition as historically utilized by TRX; provided that, except as set forth in this Section 2.4.1 and in Sections 2.1.1, 2.3.2 and 2.4.3, TRX makes no representation or warranty regarding the condition, suitability or operability of the Assets, and SWS acknowledges that such Assets are being sold on an “as is, where is” basis.

2.4.2 TRX possesses all licenses and required governmental or official approvals, permits or authorizations (collectively, the “Permits”) for the Assets and operations of TRX at the Customer Care Centers. All such Permits are valid and in full force and effect, TRX is in material compliance with their requirements, and no proceeding is pending or, to the best of TRX’s knowledge, threatened to revoke or amend any of them.

2.4.3 The Assets (other than the third-party licensed software), the [*] Sublicense Software, the TRX Software (if any) and the TRX/[*] Services, as performed by TRX prior to the [*] Transition Date, do not violate or infringe the intellectual property or proprietary right of any third party.

2.4.4 There are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the best of TRX’s knowledge, threatened against or affecting TRX, the Assets, the TRX/[*] Services, the Leases, or the Assumed Liabilities, including, without limitation, any claims against TRX by or with respect to the Business Personnel. There are no outstanding orders, decrees or stipulations issued by any governmental or regulatory authority relating to or affecting the Assets, the Leases, the Assumed Liabilities, or the TRX/[*] Services.

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2.4.5 TRX is in material compliance with all laws, regulations and orders applicable to it, and that pertain to the Assets and the TRX/[*] Services. TRX has not been cited, fined or otherwise notified of any asserted past or present material failure to comply with any laws as they pertain to the Assets or contemplated proceeding with respect thereto.

2.4.6 TRX has materially complied with all laws relating to the employment of the Business Personnel, including provisions thereof relating to wages, hours, equal opportunity, severance payments, employee benefits, collective bargaining and the payment of social security and other taxes.

2.4.7 TRX has no material labor relations problem pending with respect to the Business Personnel and its labor relations with the Business Personnel are satisfactory; there are no workers’ compensation claims with respect to the Business Personnel pending against TRX nor is TRX aware of any facts that would give rise to such a claim; no Business Personnel is subject to any secrecy or non competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee on behalf of TRX.

2.4.8 All contracts included among the Assumed Liabilities and the TRX/[*] Agreement are valid and binding and enforceable in accordance with their terms and are in full force and effect, and no defense, offsets or counterclaims have been asserted or made by any party thereto. There is no existing default by TRX with respect to such contracts and the TRX/[*] Agreement, or any condition or event of which TRX has knowledge that with notice or lapse of time or both would constitute a default. TRX has not received notice of the intention of any party to any such contract to cancel or terminate such contract.

2.4.9 The purchased Assets and the contracts included among the Assumed Liabilities constitute, in the aggregate, substantially all of the tangible personal property assets and the material third party contracts utilized by TRX for the conduct of TRX’s business at the Customer Care Centers in the manner in which it is being conducted as of the Effective Date, other than the TRX/[*] Agreement, the Leases, the [*] Sublicense Software, any agreements with or relating to employees, and any agreements relating to the TRX Services. The [*] Sublicense Software and the other software included among the Assets and Assumed Liabilities is the only software necessary to perform the TRX/[*] Services in the manner in which they were performed by TRX as of the Effective Date. TRX has not received notice or any other communication that any of the current customers of TRX for whom services are performed at the Customer Care Centers will terminate their patronage of TRX, or that of SWS, or substantially reduce the level of services currently received from TRX.

2.4.10 Neither TRX nor any member of its “controlled group,” as defined in section 4001(a)(14) of ERISA, has sponsored any plan subject to Title IV of ERISA for its eligible employees. Neither TRX nor any member of its “controlled group” has made a complete or partial withdrawal from any multi-employer plan so as to incur withdrawal liability under section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under

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section 4207 or 4208 of ERISA). Neither TRX nor any member of its “controlled group” has (i) failed to make a required installment under section 302(e) of ERISA or (ii) been required to provide security to any employee benefit plan or the Pension Benefit Guaranty Corporation under section 306 or 307 of ERISA. Exhibit I, the “Employee Benefit Schedule,” sets forth a list of all current benefits that TRX offers to its employees as of the Effective Date (except for limited exceptions made in connection with individual hiring decisions).

2.4.11 As relates to the Business Personnel, there are no current pending or, to TRX’s knowledge, threatened unfair labor practices charges or other employment-related claims that have been filed against TRX with any federal, state, local or administrative tribunal , and there are no material claims resulting in any settlement. None of the Business Personnel is represented by any labor union and TRX has not experienced any organized work stoppage on the part of the Business Personnel. There are no collective bargaining agreements between TRX and any Business Personnel.

2.4.12 [*]

2.4.13 TRX represents and warrants that the details regarding the TRX/[*] Agreement [*] are true and accurate. The Parties agree that, among other things, the contents of the abovementioned certifications, served as material inducement for SWS to enter into this Agreement, and that any breach of this warranty will cause SWS irreparable injury.

2.4.14 TRX represents and warrants that TRX has not misrepresented any facts to SWS or withheld any material terms from SWS regarding the TRX/[*] business relationship (relating solely to the [*] and the [*] Business), including, without limitation, the material terms and conditions of the TRX/[*] Agreement relating solely to the [*] and [*] Business.

2.5 Survival of Asset Purchase. For the avoidance of doubt, notwithstanding anything set forth in this Agreement, including Section 7.1 below, termination or expiration of this Agreement, the Subcontracting Component or the Shared Services Component after the Asset transfer (which shall occur on the [*] Transition Date) shall not in any way adversely affect SWS rights or title in the Assets.

3. Assignment and Assumption of Liabilities and Leases.

3.1 [*] Assumed Liabilities. From and after the [*] Transition Date, SWS shall assume the liabilities and obligations of TRX accruing after the [*] Transition Date relating to any and all third party software licenses, maintenance contracts, software support agreements and other agreements (exclusive of the Milton Lease or Parkersburg lease if not assigned to SWS) utilized in connection with the Assets located at the TRX Customer Care Centers and those related to or utilized in the performance of services for the [*] business (collectively, the

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“[*] Assumed Liabilities”) pursuant to a duly executed assignment and assumption agreement in respect of such [*] Assumed Liabilities, in substantially the form of Exhibit D. For the avoidance of doubt, those items specifically set forth in Schedule 1 to Exhibit D are all of the material [*] Assumed Liabilities.

3.2 Final Assumed Liabilities. From and after the Final Transition Date, SWS shall assume the liabilities and obligations of TRX accruing after the Final Transition Date relating to any and all remaining third party software licenses, maintenance contracts, software support agreements and other agreements (exclusive of the Milton Lease or Parkersburg Lease if not assigned to SWS) utilized in connection with the Assets located at the TRX Customer Care Centers as on the Final Transition Date, and those related to or utilized in the performance of services for the [*] Business (collectively, the “Additional Assumed Liabilities”) pursuant to a duly executed assignment and assumption agreement in respect of such Additional Assumed Liabilities, in substantially the form of Exhibit D. For the avoidance of doubt, those specific items listed in Schedule 2 of Exhibit D are all of the material Additional Assumed Liabilities.

3.3 Customer Care Agent Errors. SWS shall be responsible for any liabilities incurred as a result of customer care agent errors made after the [*] Transition Date in connection with the performance of the TRX/[*] Services relating to the [*] Business and the [*] Business (the “SWS Agent Liabilities”). Except as provided in Exhibit G in connection with the calculation of [*] [*] in no event shall SWS be liable for any customer care agent errors made on or prior to the [*] Transition Date in connection with the performance of the TRX/[*] Services even if such errors are discovered after the [*] Transition Date, which liabilities shall always be TRX’s responsibility and form part of the “TRX Liabilities” defined below.

3.4 TRX Liabilities. Pursuant to the terms of this Agreement, SWS shall assume from TRX only the [*] Assumed Liabilities, the Additional Assumed Liabilities and the SWS Agent Liabilities (cumulatively, the “SWS Assumed Liabilities”), and SWS shall not assume or be deemed to have assumed any other obligations or liabilities of TRX of any nature whatsoever. TRX shall at all times be liable for all TRX liabilities other than the SWS Assumed Liabilities, irrespective of when such liabilities may arise or accrue, including all liabilities relating or arising out of the TRX Other Services or the TRX Services (including liabilities resulting from TRX’s use of the Milton Customer Care Center for the TRX Other Services), all liabilities arising due to the failure to obtain the required consent of the relevant landlord to assign or sublet the Leases to SWS, whether arising prior to or after the [*] Transition Date (the occurrence of the [*] Transition Date will not be deemed to be a waiver by SWS of this right) and all liabilities arising prior to or after the [*] Transition Date from causes of action arising prior to the [*] Transition Date (even if the conditions leading to such cause of action continue after the [*] Transition Date), including any such liabilities under OSHA (cumulatively, “TRX Liabilities”).

3.5 Third Party Consents; Licenses.

3.5.1 TRX represents that except as set forth in Exhibit E, the [*] Assumed Liabilities and the Additional Assumed Liabilities are assignable to SWS without requiring the consent of the licensor or third party. Prior to the [*] Transition Date or Final Transition Date

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as applicable, TRX shall use its commercially reasonable efforts to obtain all necessary consents to assign the [*] Assumed Liabilities and the Additional Assumed Liabilities with respect to which consent of a third party is required, in each case pursuant to terms reasonably acceptable to SWS. Upon receipt of such consents, SWS shall enter into all agreements (in a form reasonably acceptable to SWS) necessary to document such TRX assignments with such agreements to be effective on or after the applicable Transition Date provided TRX is not then in material breach of any of its obligations under this Agreement (but only to the extent that SWS has provided prior written notice to TRX of such material breach and a reasonable opportunity to cure such material breach), and SWS and [*] have entered into the SWS/[*] Agreement.

3.5.2 Prior to the [*] Transition Date, TRX shall use its commercially reasonable efforts to assist SWS,

3.5.3 as SWS reasonably requests, to obtain all applicable licenses and permits necessary for SWS’ performance of its obligations to TRX and [*]. SWS shall enter into all agreements necessary to document such TRX assignments or subleases, in each case pursuant to terms reasonably acceptable to SWS.

3.6 Sublease or Assignment from TRX; Shared Milton Facilities and Personnel.

3.6.1 The Parties acknowledge that TRX provides certain services other than the TRX/[*] Services at the Milton Customer Care Center, i.e., the TRANXACT services (the “TRX Other Services”). Effective on the [*] Transition Date, TRX hereby [*]

3.6.2 On or before the [*] Transition Date, TRX shall use its commercially reasonable efforts to obtain such [*]

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4. Business Personnel.

4.1 Hiring of Business Personnel.

4.1.1 Prior to the [*] Transition Date, SWS shall offer employment (an “Offer”) to all Business Personnel (including, [*]) on terms and conditions (including with respect to compensation and benefits, including a group health plan) that are substantially comparable in the aggregate to the terms in place for such Business Personnel as of the Effective Date provided, however, that SWS shall not be required to establish and make available to the Hired Employees a 401(k) plan until the date that is six (6) months after the [*] Transition Date. SWS will hire any such Business Personnel who accepts SWS’ Offer by the [*] Transition Date (each such employee who is hired by SWS being a “Hired Employee”). For the avoidance of doubt, SWS shall be under no obligation to hire any TRX employee in the event any or all [*] Transition Events do not occur. Hired Employees shall cease being employees of TRX on the Hire Date, and will thereafter commence employment with SWS as “new hire” (i.e., SWS shall not be liable for any “continued employment” claims or related obligations relating to such Hired Employees). TRX shall not relocate or reassign any of the Business Personnel to other TRX divisions prior to the [*] Transition Date without obtaining the prior written consent of SWS. TRX will consult with and provide notice to SWS in connection with TRX hiring additional Business Personnel between the Effective Date and the [*] Transition Date, and TRX shall not hire any such additional Business Personnel except as TRX reasonably deems necessary or appropriate for the provision of the TRX/[*] Services (such as due to attrition in the number of Business Personnel or changes in performance standards or service offerings with respect to the TRX/[*] Services).

4.1.2 SWS agrees that it will work in good faith and use its commercially reasonable efforts to implement applicable employee benefit plans and other required arrangements to facilitate SWS making the Offers in the manner required by Section 4.1.1. If, notwithstanding such efforts, SWS has not implemented such employee benefit plans and other required arrangements by the [*] Transition Date and, as a result, is unable to make the Offers on such date, then TRX agrees that it will enter into an Employee Leasing Agreement with SWS on mutually agreed upon commercially reasonable terms, in respect of the Business Personnel that are not hired by SWS, for a maximum period of 60 days commencing from the [*] Transition Date, or such other date as the parties mutually agree upon. Upon SWS’ good faith determination that an Employee Leasing Agreement would be required as per this Section 4.1.2, SWS shall so notify TRX and the Parties agree to enter into good faith negotiations seven days prior to the [*] Transition Date in order to finalize the Employee Leasing Agreement on or before the [*] Transition Date.

4.2 Allocation of Liabilities Related to Business Personnel.

4.2.1 TRX shall be liable for and shall pay all accrued salary, incentive pay, bonus pay, severance pay, earned overtime pay, benefits, vacation or other pay associated with any TRX Employees that has accrued up to or arise as of and including the applicable Hire Date, and shall be responsible for all notices or payments due to any TRX Employees, and all notices, payments, fines or assessments due to any Governmental Entity, pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the

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employment discharge or layoff of such employees by TRX on or prior to the applicable Hire Date, including those Employees who are not Hired Employees (which employees shall also include such employees performing the TRX Services), including, but not limited, to the Worker Adjustment and Retraining Notification Act (“WARN”) and Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and any rules or regulations as have been issued in connection with the foregoing. TRX shall retain and be responsible for all obligations relating to group health continuation coverage pursuant to Section 4980B of the Internal Revenue Code (“Code”) and Sections 601 through 609 of Employee Retirement Income Security Act of 1974 (“ERISA”), including, but not limited to, notification obligations for all Business Personnel (including all Hired Employees) (and other qualified beneficiaries) covered under TRX’s group health plan who incurred a qualifying event (as defined in Code Section 4920B(f) or ERISA Section 603) until the applicable Hire Date. Further, as between SWS and TRX, TRX shall be solely liable for all employment and labor related claims by or with respect to the Business Personnel that arise or accrue on or prior to the applicable Hire Date (which in no event shall be earlier than the [*] Transition Date), including, but not limited to, all claims and liabilities relating to any Occupational Safety and Health Administration complaint or proceeding; Worker’s Compensation; health or disability; discrimination based on race, sex, age, religion, national origin, sexual orientation, physical, medical, or mental condition, or marital status under, among other statutes, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Family and Medical Leave Act, ERISA, and applicable wage payment laws.

4.2.2 Subject to the provisions of Section 10 with respect to Shutdown Costs, SWS shall be responsible for and assume all liability for accrued salary, incentive pay, bonus pay, severance pay, earned overtime pay, benefits, vacation and other pay associated with any Hired Employee that has accrued after the Hire Date, and all notices or payments due to any Hired Employees, and all notices, payments, fines or assessments due to any Governmental Entity, pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation solely with respect to the employment discharge or layoff of such employees by SWS after the applicable Hire Date, including, but not limited to, WARN and COBRA and any rules or regulations as have been issued in connection with the foregoing. Further, subject to the provisions of Section 10 with respect to Shutdown Costs, as between SWS and TRX, SWS shall be solely liable for all employment and labor related claims by or with respect to the Hired Employees that arise or accrue after the applicable Hire Date (other than with respect to causes of action arising prior to the Hire Date, even if such claims are made after the Hire Date), including, but not limited to, all claims and liabilities relating to any Occupational Safety and Health Administration complaint or proceeding; Worker’s Compensation; health or disability; discrimination based on race, sex, age, religion, national origin, sexual orientation, physical, medical, or mental condition, or marital status under, among other statutes, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Family and Medical Leave Act, ERISA, and applicable wage payment laws.

4.3 Release of Restrictive Covenants. TRX shall, on or prior to the Hire Date, release all Hired Employees from any and all restrictive covenants that would otherwise limit or prohibit the ability of the Hired Employees to perform their responsibilities as employees of SWS, including any covenants of non-compete, non-solicitation and confidentiality.

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5. TRX Services – Shared Services Component.

5.1 General. Commencing the Effective Date of this Agreement and continuing until the end of the Term (unless earlier terminated by SWS in accordance with the provisions of this Agreement), at SWS’ request, TRX shall provide SWS with consulting services related to: (a) the planning and execution of the transfer of the TRX/[*] Services and TRX Customer Care Centers to SWS; (b) SWS’ performance of the TRX/[*] Services and operation of the TRX Customer Care Centers; (c) assistance with the potential relocation of [*] operations to another facility, potentially in the State of Ohio; and (d) TRX’s responsibilities listed in Section 1.7 above (collectively, the “TRX Services”), including, but not limited to commercially reasonable support for the following functions:

(1)	Training development support including instructional design, training materials and processes

(2)	Quality assurance

(3)	Workforce management

(4)	Desktop support

(5)	Human Resources

(6)	Accounting and payroll processing

(7)	All statutory compliances

(8)	Facilities Management

(9)	Information Technology Management, including network security

(10)	General Administrative support

(11)	Legal Support

(12)	Client Services

(13)	Business continuity

(14)	TRX customer care technology, tools and scripts.

Notwithstanding any earlier termination by SWS of the TRX Services, TRX shall in any event be permitted reasonable access to the facilities and personnel in order to manage the SWS Services relating to the [*] Business, provided that such access shall be given only during SWS’ normal business hours and upon TRX providing reasonable prior notice to SWS. TRX agrees that such access shall not interfere in any manner with SWS’ provision of services to any of its customers.

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5.2 TRX Personnel. The individuals who provide the TRX Services will be referred to as “TRX Personnel.” TRX is the sole employer of the TRX Personnel. SWS and TRX are not joint employers of the TRX Personnel for any purpose under this Agreement. TRX will determine how to staff the TRX Services under this Agreement subject to meeting the SLAs as required by SWS and agreed upon between SWS and TRX. TRX reserves the right to assign the personnel to perform the TRX Services and to replace or reassign such employees. TRX Personnel may rotate between this engagement and other engagements of TRX. TRX shall indemnify and hold harmless SWS and the SWS Parties from all claims, damages and losses arising out of relating to all negligence or willful misconduct of TRX Personnel and for any joint employment related claims with respect thereto.

5.3 Shared Services. After the [*] Transition Date, (a) SWS shall make available to TRX certain other assets and personnel transferred and/or assigned to SWS pursuant to the provisions hereof, which are necessary to support the TRX Other Services, and (b) TRX shall make available to SWS certain other assets and personnel (other than the Assets and the Business Personnel), which are necessary to support the services to be provided by SWS by [*] pursuant to the direct agreement that SWS is to enter into with [*] for the [*] business services. Such facilities, assets and personnel shall be provided on an “as is, where is” basis, without any warranty, and neither Party shall have any liability with respect to its provision of such facilities, assets and personnel except to the extent resulting from the providing Party’s gross negligence or willful misconduct. The facilities, assets and personnel subject to this Section 5.3 shall be determined and agreed by the Parties in good faith on or prior to the Final Transition Date. The methodology pursuant to which the Parties shall allocate cost responsibility for such facilities, assets and personnel is set forth on Exhibit F attached hereto.

5.4 Sharing of Employee Salaries. The parties recognize that certain employees will be shared. Each party shall reimburse to the other their share of the salaries of any shared personnel after the [*] Transition Date and Final Transition Date, as applicable, in accordance with Exhibit F.

5.5 Out-of-Pocket Expenses. Within ten (10) days of receipt of a reasonably detailed invoice from TRX, SWS shall reimburse TRX for such reasonable actual out-of pocket expenses incurred on account of travel, boarding and lodging and communications as set forth on the invoice, which are incurred by TRX in connection with rendering the TRX Services.

6. Payments.

6.1 Management Fee; Asset Purchase Price.

6.1.1 Commencing the Effective Date of this Shared Services Agreement, SWS shall pay TRX a sum of [*] on a [*] basis for a period of [*] from the Effective Date of this Agreement or until termination of this Agreement in accordance with the terms of Section 7, whichever is earlier (but, prior to the prior Final Transition Date, subject to TRX’s payment of the [*]

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[*] in each case as described listed in this Section 6.2 below) (such payments are referred to herein as the [*]). In no event shall SWS be liable to pay TRX a total [*] exceeding [*] (United States Dollars [*]), which total payment shall also include the [*] (United States Dollars [*]) consideration for the Asset purchase as listed in Section 2.4 above. The [*] payment with respect to [*] during the Term shall be due on the last business day of [*].

6.1.2 In connection with the Assets, any payment made by SWS until the [*] Transition Date (to the extent the total [*] payments for the period between the Effective Date and the [*] Transition Date total [*], the sum allocated to the purchase of Assets under Section 2) shall be deemed to be full and final payment of consideration for the Asset Purchase Component, notwithstanding any termination of the Agreement. Thereafter, TRX shall not raise any claims based on the inadequacy of consideration for the transferred Assets or based on the invalidity of the Asset transfer. TRX shall also not assert any lien, title or interest in or to the Assets, or in any amounts thereafter, as all rights and title in and to the Assets shall thereupon vest in SWS. Nor shall any stopped payment of any other consideration payable under this Agreement by SWS adversely affect SWS’ rights or title in or to the Assets. The Parties further agree that the expiration or termination of this Shared Services Agreement (including any termination prior to the Final Transition Date) or the Subcontracting Component shall not in any way adversely affect SWS’ title or ownership in or to the Assets.

6.1.3 The Parties acknowledge and agree that the [*] shall be allocated by the Parties as follows: (a) [*] to the TRX Services (other than the portion of such TRX Services covered in the allocations in clauses (c) and (d) below); (b) [*] to the purchase of the Assets; (c) [*] to TRX’s assistance with the potential relocation of SWS operations to Ohio or another alternate facility and (d) $[*] to TRX assistance with SWS’ efforts to enter into the SWS/[*] Agreement; provided ,that the [*] shall in all events be deemed fully earned when paid.

6.1.4 If TRX intends to file a copy of IRS Form 8594 in connection with the transactions contemplated by this Agreement, then, prior to any such filing, TRX shall deliver to SWS a copy of such form and any required exhibits thereto (a “Form 8594”). SWS will have the right to raise reasonable objections to such allocation and to the Form 8594 (and any Revised Statements, as defined below) within thirty (30) days after its receipt thereof, in which event TRX and SWS will negotiate in good faith to resolve such objections. If TRX and SWS cannot mutually resolve SWS’ objections within twenty (20) days after TRX’s receipt of such objections, such dispute shall be presented to the an independent accountant mutually agreed upon by SWS and TRX, for a decision that shall be rendered by such independent accountant within thirty (30) calendar days thereafter and shall be final and binding upon each of the parties absent manifest computational error. The fees, costs and expenses incurred in connection therewith shall be borne solely by SWS if TRX’s position is successful and by TRX if SWS’ position is successful. TRX shall prepare and deliver to SWS from time to time revised copies of the Form 8594 (the “Revised Statements”) so as to report any matters on the Form 8594 that need updating (including purchase price adjustments, if any) consistent with the agreed upon allocation.

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6.1.5 Notwithstanding anything to the contrary in this Agreement, including Exhibit G hereto, the Parties agree that no [*] shall be due from either Party until the “Initial Payment Trigger Date,” which shall be the earlier of (i) January 31, 2006 and (ii) the date on which SWS enters into the SWS/[*] Agreement or a memorandum of understanding, letter of intent or similar document with [*] regarding the potential terms of the SWS/[*] Agreement. On the Initial Payment Trigger Date, all [*] accrued for the period from the Effective Date until the Initial Payment Trigger Date shall be immediately due and payable.

6.2 [*]

6.2.1 Commencing the Effective Date of this Shared Services Agreement until the [*] Transition Date, TRX shall pay SWS the [*] (as calculated pursuant to the methodology listed in Exhibit G hereto) relating to the [*] for every month during which SWS makes the above-mentioned [*] to TRX. The timing and mechanics of the payment of [*] are described in Exhibit G.

6.2.2 After the [*] Transition Date and until the Final Transition Date, TRX shall pay SWS the [*] [*] (as calculated pursuant to the methodology listed in Exhibit G hereto) during the SWS Services Term, as it may be extended pursuant to the terms of this Agreement. TRX shall pay SWS the [*] of each [*] that are generated by TRX from the [*]. The timing and mechanics of the payment of [*] are described in Exhibit G.

6.2.3 SWS shall have full and unfettered right to audit [*] of TRX, at SWS’ sole cost and expense, and TRX shall cooperate with SWS in this regard, and upon receiving notice from SWS demanding an audit, TRX shall permit SWS or SWS’ duly designated agent or auditor to audit the [*]. In case the audit reveals undisputed or mathematical errors in the [*] calculation of [*] or the amount of the [*] generated or paid in any given [*], the Parties shall immediately make all necessary adjustments and payments to correct such discrepancies. In the case of any disputed or non-mathematical purported discrepancy in the calculation of [*], (i) with respect to discrepancies regarding any item in an amount less than [*], SWS shall make no claim with respect to any such item unless the aggregate of all such discrepancies since the Effective Date totals [*] in which case SWS may seek an adjustment with respect to all such claims pursuant to the procedures set forth on Section 11, and (ii) with respect to discrepancies regarding any item in an amount equal to or greater than [*] SWS may seek an immediate adjustment with respect to any such item pursuant to the procedures set forth on Section 11.

6.3 Effect of Termination.

6.3.1 In the event of termination of this Agreement (including at any time before the [*] Transition Date), neither party will be liable to refund any monies to which it was rightly entitled under this Section. In connection with the services performed pursuant to this Agreement, the Parties agree that if the Agreement is terminated, either prior to or subsequent to

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the [*] Transition Date, any amounts paid by either Party to the other until the effective date of such termination shall be deemed to be sufficient and complete consideration for the Subcontracting Component and Shared Services Component. If SWS terminates the Shared Services Agreement in accordance with the terms of Section 7.2 or Section 7.3 at any time after the [*] Transition Date, SWS shall not be obligated to pay any monies to TRX after the effective date of termination, except amounts accruing prior to such date. The Parties agree that the [*] payable by SWS to TRX hereunder shall be deemed to accrue and become payable on a [*] basis. If TRX terminates the SWS Services in accordance with the terms of Section 7.2 at any time after the [*] Transition Date, SWS shall continue to pay the [*] pursuant to this Section 6.1 and TRX shall continue to pay the [*] as applicable, under Section 6.2. Except as provided in this Section 6.3 or otherwise in Section 9, following the effective date of termination of this Agreement at any time in accordance with the terms of Section 7.2 or Section 7.3, neither Party shall be liable to pay the other any further amounts, except amounts accruing prior to the effective date of termination (including, without limitation [*]).

6.3.2 Both Parties acknowledge and agree that, except for the termination rights under Section 7.2 and Section 7.3, neither Party has any other right to terminate this Agreement, in whole or in part. The Parties further agree that in the event of wrongful termination of this Agreement by either Party, all monies due and payable and all monies that would have become due and payable if such wrongful termination had not occurred shall still be payable to the other Party. For clarity sake, if SWS wrongfully terminates this Agreement, then SWS shall continue to pay the [*] pursuant to this Section 6.1 and if TRX wrongfully terminates this Agreement, then TRX shall continue to pay the [*] as applicable, under Section 6.2.

6.4 Late Payment Charges. Each Party, as applicable, shall pay a late payment charge, computed on a daily basis at the [*] rate of 1.5%, for any amounts not paid when due. Should a dispute arise over an invoice, the Party required to make the payment in question shall pay the undisputed portion of the invoice, and thereafter pay the disputed portion (or applicable part thereof) when the dispute is resolved.

7. Term and Termination.

7.1 Term. The term of this Agreement will begin on the Effective Date and will continue until December 31, 2006 (unless terminated sooner in accordance with this Agreement) (the “Initial Term”). If the Final Transition Events have not occurred by December 31, 2006, then the Parties may mutually agree to extend this Agreement for such time periods (each, a “Renewal Term”) and on such other terms as the Parties may mutually agree. The Initial Term and any Renewal Term(s) are collectively referred to herein as the “Term.”

7.2 Termination for Cause.

7.2.1 Either Party may terminate this Agreement and the rights granted herein if the other Party breaches any of the provisions of this Agreement and (i) fails to remedy such breach within thirty (30) days after receiving written notice thereof, or (ii) provided the breach

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does not relate to a monetary obligation, fails to (a) commence a good faith action to remedy such breach within five (5) days after receiving written notice thereof, and (b) diligently pursue such action to conclusion. In addition, TRX may terminate the SWS Services if performance deficiencies identified in any Deficiency Notice are not corrected by SWS within thirty (30) days of TRX’s approval of a related Corrective Action Plan; provided, however, TRX will not have a right to terminate the SWS Services if SWS’ deficiency of the performance levels or any SWS’ failure to rectify such deficiencies is due to an Excluded Cause.

7.2.2 Should either Party (1) make a general assignment for the benefit of creditors; (2) institute proceedings to be adjudicated a voluntary bankrupt; (3) consent to the filing of a petition of bankruptcy against it; (4) be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent; (5) seek reorganization under any bankruptcy act; (6) consent to the filing of a petition seeking such reorganization; or (7) have a decree entered against it by a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such Party’s property or providing for the liquidation of such Party’s property or business affairs, which decree is not dismissed within sixty (60) days; then, in any such event, the other Party, at its option and without prior notice, may terminate this Agreement effective immediately.

7.3 Termination for Convenience. Both Parties agree that the [*] Transition Events are required to be completed no later than January 31, 2006. If the Parties do not complete the [*] Transition Events by such date, then SWS can, at its option, extend such deadline by one (1) month increments until December 31, 2006. Notwithstanding the immediately preceding sentence of this section, SWS will have the right to terminate this Agreement if the [*] Transition Events are not completed by January 31, 2006, by providing TRX with three (3) months prior written notice. The Parties agree that, during this three (3) month notice period, SWS shall continue to pay the [*] to TRX and TRX shall continue to pay the [*] to SWS, in accordance with Section 6 of this Agreement.

7.4 Outstanding Obligations. Termination of this Agreement for any reason shall not relieve or release any Party from any rights, liabilities or obligations accrued prior to the date of such termination and shall be in addition to all other rights and remedies any Party shall have available to it under this Agreement or by law or in equity.

8. Exclusivity, Non-Competition, Nonsolicitation and Confidentiality.

8.1 Exclusivity; Alliance Agreement. The Parties shall use their commercially reasonable efforts to enter into an alliance agreement (“Alliance Agreement”) or a memorandum of understanding (“Alliance MOU”) to provide each other with the first right to perform certain services listed below, on or prior to or after the Final Transition Date. The Parties acknowledge and agree that during the Term of this Agreement:

8.1.1 Except as otherwise provided in the Alliance MOU or Alliance Agreement, so long as SWS is not in breach of the provisions of this Agreement or the SWS/[*] Agreement, TRX shall offer SWS the first opportunity to perform any activities that are substantially similar to the TRX/[*] Services for other TRX customers.

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8.1.2 Except as otherwise provided in the Alliance Agreement or Alliance MOU, so long as TRX is not in breach of the provisions of this Agreement, SWS shall offer TRX the first opportunity to perform any activities that are substantially similar to those performed by TRX as of the date of this Agreement for other SWS customers, which activities include any products or services described in the “Solutions” section of TRX’s website on the date of this Agreement, a copy of which is attached hereto as Exhibit H.

8.2 Non-Competition.

8.2.1 In the event that the [*] Transition Events do not occur prior to the termination or expiration of this Agreement, then for a period of five (5) years from the date of this Agreement, SWS shall not, directly or indirectly (whether as an owner, employee, independent contractor, principal, agent, consultant or otherwise), including through any subsidiary of SWS, engage or participate anywhere in the world, in the provision of (a) TRX/[*] Services to [*] or TRX Other Services to [*] as of the date of this Agreement, (but only as it pertains to the services and products described in Exhibit H as they relate to the financial services and travel verticals) or (b) any products or services competitive with any products or services provided by TRX as of the date of this Agreement, as described on TRX’s website as of the Effective Date, but only as it pertains to the services and products described in Exhibit H as they relate to the financial services and travel verticals. For the sake of clarity, the provisions of this Section 8.2.1 shall not prohibit SWS from providing, to any party (other than [*] or any existing customer of TRX on the date of this Agreement that expressly requests TRX, in good faith, to perform customer care services), customer care services of the type provided in connection with the TRX/[*] Services.

8.2.2 Following the occurrence of the [*] Transition Events, for a period of five (5) years thereafter:

(a) SWS shall not undertake to provide, anywhere in the world, any products or services competitive with any products or services provided by TRX as of the date of this Agreement, but only as it pertains to the services and products described in Exhibit H as they relate to the financial services and travel verticals. For the sake of clarity, the provisions of this Section 8.2.2 shall not prohibit SWS from providing, to any party (other than [*] or any existing customer of TRX on the date of this Agreement that expressly requests TRX, in good faith, to perform customer care services), customer care services of the type provided in connection with the TRX/[*] Services.

(b) TRX shall not undertake to provide, anywhere in the world, any customer care services of the type provided by TRX in connection with the TRX/[*] Services; provided that such restriction shall not (i) prohibit or restrict TRX from providing customer care services to current customers of TRX to whom TRX provides such services as of the Effective Date (other than [*] in the United States); (ii) prohibit or restrict TRX from the development, use, license or sale of technology that has applications both with respect to customer care services and other services, provided that TRX shall not use such technology to answer customer care phone calls and emails (other than for services permitted under clause (i) above); (iii) prohibit or restrict any activity of TRX to the extent that SWS is in breach of the performance standards set forth in the SWS/[*] Agreement or such agreement is terminated

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as a result of SWS’ performance breaches, provided that [*], in good faith, expressly requests TRX to perform such services; or (iv) prohibit TRX from having direct contact with call center customers as an ancillary component of the TRX Other Services, to the extent requested by a customer of TRX.

8.3 Nonsolicitation. During the period starting on the Effective Date and ending two (2) years after the termination or expiration of this Agreement, except as provided in Section 4.1 or mutually agreed to by the Parties in writing, neither Party will, directly or indirectly, including through any subsidiary, solicit for employment or attempt to solicit for employment, any of the other Party’s employees who have been engaged in the TRX/[*] Services, the SWS Services or the TRX Services, or otherwise had material involvement in activities undertaken in connection with this Agreement. Both Parties shall use good faith and reasonable efforts to communicate, and will maintain consistent internal practices to communicate, the existence and import of this Section to applicable employees, and to resolve in a mutually satisfactory manner any issues that may arise under this Section.

8.4 Confidentiality.

8.4.1 During the course of this Agreement, a Party (the “Receiving Party”) may come into possession of technology, computer software, documentation, trade secrets, products, copyrights or other confidential and proprietary information (“Confidential Information”) of the other (the “Disclosing Party”). For purposes of this Agreement, Confidential Information of a Disclosing Party shall include any information in the possession of such Disclosing Party that belongs to a third party and is subject to restrictions on its use and/or disclosure by such Disclosing Party.

8.4.2 The Receiving Party:

(a) may not use the Disclosing Party’s Confidential Information for a purpose other than the performance of its obligations under this Agreement;

(b) may not disclose the Disclosing Party’s Confidential Information to a Person (including, in the case of SWS, any Affiliate of SWS that is not a subsidiary of SWS (each a “Restricted Affiliate”)), except with the prior written consent of the Disclosing Party or in accordance with clauses 8.4.3 and 8.4.4; and

(c) shall make every effort to prevent the use or disclosure of the Disclosing Party’s Confidential Information.

8.4.3 The Receiving Party may disclose the Disclosing Party’s Confidential Information to any of its directors, other officers, employees, and sub-contractors (but excluding, in the case of SWS, any Restricted Affiliate) (a “Recipient”) to the extent that disclosure is necessary for the purposes of this Agreement.

8.4.4 The Receiving Party shall ensure that a Recipient is made aware of and complies with the Receiving Party’s obligations of confidentiality under this Agreement as if the Recipient was a party to this Agreement. The Receiving Party shall be liable for any and all acts or omissions of its Recipient, which violate the Receiving Party’s obligations of confidentiality hereunder.

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8.4.5 Clauses 8.4.2 to 8.4.4 do not apply to Confidential Information which:

(a) is at the date of this Agreement, or at any time after that date becomes, publicly known other than by the Receiving Party’s or Recipient’s breach of this Agreement; or

(b) is independently developed by a Party or its Affiliate without reference to the Confidential Information of the Disclosing Party or any of its Affiliates; or

(c) the Receiving Party is obliged to disclose by law or regulatory authority; provided that the Receiving Party in such case gives prompt notice to the Disclosing Party of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement; and provided further that, in the event that such protective order or other remedy is not obtained, or that the Disclosing Party waives compliance with the provisions hereof, the Receiving Party agrees to furnish only that portion of the Confidential Information which it is advised by written opinion of counsel is legally required to be disclosed and to exercise best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information.

8.4.6 SWS acknowledges that TRX’s common stock is publicly traded on the Nasdaq National Market. SWS further acknowledges that (i) SWS is aware that the United States securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities, and (ii) SWS is familiar with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder to the extent they relate to the matters referred to in this agreement. SWS agrees that SWS will not use or permit any third party to use any Confidential Information or trade secrets of TRX in contravention of the United States securities laws including, without limitation, the Exchange Act or any rules and regulations promulgated thereunder.

8.4.7 The Receiving Party’s obligation with respect to the Confidential Information of the Disclosing Party shall survive the termination of this Agreement.

8.5 Remedy and Right to Injunction. The Parties agree that damages in the event of a breach of this Section 8 would be difficult if not impossible to ascertain, and it is therefore agreed that each Party, in addition to and without limiting any other remedy or right it may have, shall be entitled, as a matter of course, to obtain an injunction from any court of competent jurisdiction restraining any further violation, as well as to recover from the breaching party any and all costs and expenses sustained or incurred in obtaining such injunction and recovering. The Parties’ rights to obtain an injunction and to recover such costs and expenses shall be cumulative and in addition to any other rights and remedies to which the Parties may be entitled, including the right to recover damages.

9. Limitation of Liability and Indemnification.

9.1 Limitation of Liability.

9.1.1 NEITHER SWS, TRX NOR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS, WILL BE LIABLE TO THE OTHER FOR ANY CLAIMS OR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE SWS SERVICES OR THE TRX SERVICES PROVIDED UNDER THIS AGREEMENT OR A BREACH OF THE AGREEMENT, WHETHER SUCH DAMAGES OR CLAIMS ARE BASED ON BREACH OF WARRANTY OR CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE (BUT EXCLUDING A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, TRX’S BREACH OF THE REPRESENTATION AND WARRANTY CONTAINED IN SECTION 2.4.3 OR EITHER PARTY’S INFRINGEMENT ON THE INTELLECTUAL PROPERTY RIGHTS OF ANOTHER PARTY).

9.1.2 IN NO EVENT WILL TRX’S LIABILITY FOR ANY DAMAGES OR INJURIES TO SWS HEREUNDER EXCEED THE AGGREGATE AMOUNT PAID AND/OR PAYABLE BY SWS TO TRX HEREUNDER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE (BUT EXCLUDING TRX’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR BREACH OF THE REPRESENTATION AND WARRANTY CONTAINED IN SECTION 2.4.3 OR TRX’S INFRINGEMENT ON THE INTELLECTUAL PROPERTY RIGHTS OF ANOTHER PARTY).

9.1.3 IN NO EVENT WILL SWS’ LIABILITY FOR ANY DAMAGES OR INJURIES TO TRX HEREUNDER EXCEED THE AGGREGATE AMOUNT PAID OR PAYABLE BY SWS TO TRX HEREUNDER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, PRODUCTS LIABILITY OR OTHERWISE, EXCEPT THAT THE LIMITATION OF SWS’ LIABILITY WITH RESPECT TO THE SWS SERVICES, INCLUDING SWS’ INDEMNIFICATION OBLIGATIONS WITH RESPECT THERETO, SHALL BE AN AMOUNT EQUAL TO THE [*] REVENUES FOR THE 12-MONTH PERIOD AFTER THE EFFECTIVE DATE THAT IMMEDIATELY PRECEDES THE ACT WHICH GAVE RISE TO THE CLAIM (OR, IF SUCH ACT OCCURS LESS THAN 12 MONTHS AFTER THE EFFECTIVE DATE, THE ANNUALIZED [*] REVENUES SINCE THE EFFECTIVE DATE BASED ON THE AVERAGE [*] REVENUES SINCE SUCH DATE); PROVIDED THAT THE FOREGOING LIMITATIONS IN THIS SECTION 9.1.3 SHALL NOT APPLY IN THE CASE OF SWS’ GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR INFRINGEMENT ON THE INTELLECTUAL PROPERTY RIGHTS OF ANOTHER PARTY.

9.2 Additional TRX Indemnification Obligations.

In addition to any other indemnification or reimbursement obligation set forth elsewhere in this Agreement, including the mutual indemnification obligations set forth in Section 9.2 below, which indemnification obligations shall apply to the shared services component of this

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Agreement as well as the Asset purchase component, TRX covenants and agree to indemnify, defend, protect and hold harmless SWS and its officers, directors, agents, employees, assigns, successors and affiliates (individually, a “SWS Party” and collectively, “SWS Parties”) from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including reasonable attorneys’ fees, and costs and expenses incidental thereto (cumulatively, “SWS Losses”), which may be suffered by, accrued against, charged to or recoverable from the SWS Parties, arising out of or resulting from:

a)	any TRX assets not included among the Assets, or any assets, liabilities or leases relating to the TRX Other Services;

b)	bulk transfer provisions relating to the Assets under any applicable law or under this Agreement, including any claims under Section 2.2 above;

c)	any claim relating to TRX Taxes and any taxes under Section 2.3.3 above;

d)	TRX Liabilities;

e)	matters arising from the [*] Assumed Liabilities prior to the [*] Transition Date or arising from the Additional Assumed Liabilities prior to the Final Transition Date, except in the latter case to the extent arising from SWS’ breach of this Agreement;

f)	TRX’s decision not to file Form 8594, but excluding any taxes (not including interest or penalties) that SWS would have been required to pay under applicable law if TRX had filed Form 8594 in a timely manner as determined by the IRS; or

g)	any other breach by TRX of any of its representations, warranties or covenants contained in this Agreement.

9.3 SWS Indemnification. SWS shall indemnify, defend and hold TRX and its officers, directors, agents, employees, assigns, successors and affiliates (individually, a “TRX Party,” and collectively, the “TRX Parties”) harmless from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines or judgments, including reasonable attorneys’ fees, and costs and expenses incidental thereto (cumulatively, “TRX Losses”), which may be suffered by, accrued against, charged to or recoverable from such parties, arising out of or resulting from:

(a) any breach of the TRX/[*] Agreement which results from SWS’ failure to perform the SWS Services in accordance with the SLAs (but only to the extent such failure is not attributable to an Excluded Cause);

(b) any claim relating to SWS Taxes;

(c) matters arising from the [*] Assumed Liabilities after the [*] Transition Date or arising from the Additional Assumed Liabilities after the Final Transition Date or otherwise arising from SWS’ performance of the SWS Services (except in any case to the extent such matter constitutes an SWS Loss) and the SWS Agent Liabilities; or

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(d) any other breach by SWS of any of its representations, warranties or covenants contained in this Agreement.

9.4 Conditions of Indemnification. To receive the foregoing indemnities, the Party seeking indemnification must notify the other in writing of a claim or suit within a reasonable time and provide reasonable cooperation (at the Indemnifying Party’s expense) and full authority to defend or settle the claim or suit, provided that the indemnifying party shall not enter into any non-monetary settlement without the prior consent of the indemnified party, which consent shall not be unreasonably withheld. Neither Party shall have any obligation to indemnify the other under any settlement made without its written consent.

9.5 Survival of Indemnification. Except as otherwise provided in Section 12.8, the Parties’ indemnification obligations hereunder shall survive the termination or expiration of this Agreement and shall continue until the expiration of the applicable statute of limitations.

10. Shutdown Costs.

10.1 If this Agreement is terminated at any time and for any reason between the Effective Date and the [*], TRX shall pay [*] of all Shutdown Costs (as defined herein), including for the [*] shut down.

10.2 If the [*] is shut down (including, as result of termination of the TRX/[*] Agreement or the Final Transition Date not occurring during the Term of this Agreement) any time between the Effective Date and the Final Transition Date, then TRX shall pay [*] of the Shutdown Costs for the [*] shutdown, irrespective of whether TRX or SWS employs any or all Business Personnel; provided, however, if the [*] is shut down anytime between the [*] and the Final Transition Date because of SWS’ failure to maintain applicable service levels for the [*] then SWS shall pay [*] of the Shutdown Costs for the [*] (provided, if SWS’ failure to maintain applicable service levels is partially due to TRX’s breach of this Agreement and/or the TRX/[*] Agreement, then SWS and TRX shall each be liable for the percentage of Shutdown Costs equal to their percentage responsibility for the breach of the SLAs).

10.3 SWS and TRX shall each pay [*] of the Shutdown Costs for the [*], if the [*] shuts down any time between [*] Transition Date and [*] thereafter.

10.4 SWS and TRX shall each pay [*] of the Shutdown Costs for the [*], if the [*] is shut down anytime between the Final Transition Date and [*] thereafter.

10.5 SWS shall pay [*] of the Shutdown Costs and TRX shall pay [*] of the Shutdown Costs for the [*] business shut down, if the shut down of this business occurs more than [*] but less than [*] after the [*] Transition Date. SWS shall be responsible for [*] of the Shutdown Costs for the [*] if such shutdown occurs after the date that is [*] after the [*].

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10.6 SWS shall pay [*] of the Shutdown Cost and TRX shall pay [*] of the Shutdown Costs for the [*], if the shutdown of the [*] occurs more than [*] but less than [*] after the Final Transition Date. SWS shall be responsible for [*] of the Shutdown Costs for the [*] if such shutdown occurs after the date that is [*] after the Final Transition Date.

For the purposes hereof, “Shutdown Costs” means all direct costs associated with the closure of the Parkersburg and Milton Customer Care Centers (including employee severance costs and remaining lease payments with respect to the facilities); provided that Shutdown Costs shall only include such costs that would have been required had the closure of the Parkersburg and Milton Customer Care Centers occurred on: (i) as regards the [*], the [*] as such amounts (i.e., remaining lease payments) have been reduced as of the actual closure date and (ii) as regards the [*], the actual shutdown date or the Final Transition Date (if the Final Transition Date occurs). SWS shall segregate and report additional costs associated with the [*] to TRX on a periodic basis, as agreed to by the Parties. SWS will, during the SWS Services Term, consult with and provide notice to TRX in connection with SWS hiring additional personnel and SWS shall not hire any such additional personnel except as SWS reasonably deems necessary or appropriate for the provision of the SWS Services (such as due to attrition in the number of personnel or changes in performance standards or service offerings with respect to the SWS Services). For the sake of clarity, the term “Shutdown” or any equivalent thereof (for instance, “shut down”) as it is used in this Agreement shall include not only a complete shutdown of [*] or the [*], as the case may be, but any instance where there is a substantial reduction of the applicable services relating to the applicable business, provided that any relocation of services by SWS from the Customer Care Centers to any other customer care center without any material reduction in the volume of the services to be provided by SWS to [*] would not be deemed to be a shutdown under this provision.

10.7 Access Rights. At TRX’s request, SWS shall provide TRX and its representatives with reasonable access to all records and documentation of Shutdown Costs as calculated by SWS.

11. Dispute Resolution.

11.1 Initial Procedures. The Parties shall make commercially reasonable efforts to resolve all disputes without resorting to litigation. If a dispute arises between the Parties, the Chief Operating Officer, on behalf of TRX, and the Chief Executive Officer on behalf of SWS (each, an “Operational Representative”) will attempt to reach an amicable resolution. If either Operational Representative determines that an amicable resolution cannot be reached, such Operational Representative shall submit such dispute in writing to the Executive Vice President of Administration, on behalf of TRX and the Chief Executive Officer, on behalf of SWS (each, a “Management Representative”), who shall use their best efforts to resolve the matter or to negotiate an appropriate modification or amendment to this Agreement, if necessary. The Operational Representatives and the Management Representatives are named by each Party and may be changed upon written notification to the other Party.

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11.2 Escalation. Except as otherwise provided in Section 7 or Section 8.4 of this Agreement, neither Party shall be permitted to exercise any other remedies until the later of (i) the date that either Management Representative concludes in good faith that an amicable resolution of the dispute through continued negotiation is unlikely, or (ii) sixty (60) days following the date that both Parties have notified a Management Representative pursuant to Section 11.1.

11.3 Arbitration. If the Parties are unable to reach a resolution of any matter arising out of or relating to this Agreement, other than disputes subject to the procedures of Section 8.5, the unresolved disputes concerning this Agreement (including the Asset transfer component on or after the [*] Transition Date) shall be resolved by arbitration under the American Arbitration Association rules (“AAA Rules”) as are in force at the time of any such arbitration. For the purpose of the arbitration, there shall be three arbitrators who shall be appointed by the Parties in accordance with the AAA Rules (“The Arbitration Council”). The arbitration shall be conducted in Atlanta, Georgia and the proceedings shall be carried out in English. The decision of the Arbitration Council shall be final and binding on the Parties and their legal successors. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be and as necessary.

12. Additional General Terms and Conditions.

12.1 Special Assistance for the [*] Business. The Parties acknowledge and agree that SWS has agreed to enter into this Agreement relying on TRX’s assurance that it would assist SWS in obtaining the [*] from [*]. The Parties agree that a portion of the [*] payable by SWS under Section 6 of this Agreement serves as sufficient and complete consideration for the said assistance TRX is required to provide under this Agreement. To this extent, TRX shall exclusively assist SWS, and no other party (including any TRX affiliate or related company), to obtain the [*] from [*] without any additional charge.

12.2 Primary Incentive. Notwithstanding anything mentioned in this Agreement, in no event shall SWS be under any obligation to: (i) enter into any contract that forms part of the [*] Transition Events, (ii) perform any SWS Services, (iii) purchase any Assets, or (iv) hire any TRX employees, unless and until the occurrence of all of the [*] Transition Events.

12.3 Insurance.

12.3.1 As of the Final Transition Date, SWS shall maintain insurance policies of such types, with such coverage levels and such other features as are required of TRX and its subcontractors pursuant to the TRX/[*] Agreement and are specifically communicated to SWS by TRX. SWS’ insurance policies required hereunder shall name TRX, its Affiliates and their respective officers, directors and employees as loss payees for any and all liability arising at any time in connection with SWS’ performance under this Agreement.

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12.3.2 As of the Effective Date and continuing until the expiration or termination of this Agreement and for a period of [*] thereafter, TRX shall maintain insurance policies of such types, with such coverage levels and such other features as are required by the TRX/[*] Agreement. TRX agrees that SWS, its parent company, and their respective Affiliates and their respective officers, directors and employees will be named as the loss payee under such policies for any and all liability arising at any time in relation to use of such shared assets and personnel, in connection with the Asset transfer, and in relation to TRX’s performance under this Agreement.

12.4 Office Space. In connection with the transition services that form part of the TRX Services, the Parties acknowledge that SWS employees may have to visit the TRX offices for transition-related activities or meetings. For this purpose, until the applicable Transition Date, TRX shall provide office space at the Parkersburg Customer Care Center or TRX’s Atlanta headquarters for two (2) SWS employees free of cost.

12.5 Taxes.

12.5.1 TRX shall be solely responsible for the payment of any taxes and duties (a) based upon its receipt of the SWS Services and/or products provided by SWS up to the Final Transition Date (exclusive of any taxes based upon SWS’ income), (b) any taxes related to the Assets arising out of or accruing on or prior to the [*] Transition Date, including any bulk transfer taxes, corporate, property, franchise or income or such other taxes that may apply with respect thereto and (c) any taxes based on TRX’s income (collectively, “TRX Taxes”).

12.5.2 SWS shall be solely responsible for the payment of any taxes or duties (a) based upon its receipt of the TRX Services (exclusive of any taxes based upon TRX’s income), (b) any taxes related to the Assets arising out of or accruing after the [*] Transition Date, including any bulk transfer taxes, corporate, property, franchise or income or such other taxes that may apply with respect thereto and (c) any taxes based on SWS’ income (collectively, “SWS Taxes”).

12.5.3 The Parties shall take all reasonable steps to minimize taxes, which might be assessed on any Party based on the Parties’ performance hereunder.

12.6 Third Party Actions. TRX and SWS acknowledge and agree that the Transition Events cannot occur in the absence of [*] entering into the SWS/[*] Agreement and certain other third party consents, including those of the landlords for the TRX Customer Care Centers. TRX and SWS agree to use their reasonable, good faith efforts, and to cooperate with one another, to secure such third party agreements and consents; provided, that apart from Party’s gross negligence or willful misconduct, such Party shall not bear any liability as a result of the Transition not occurring as a result of the aforementioned third party agreements and consents not being obtained. SWS agrees that it shall bear any reasonable costs or expenses required in connection with obtaining such third party agreements and consents and TRX agrees that it shall use its commercially reasonable efforts to minimize any such costs or expenses.

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12.7 General Representations and Warranties. Each Party hereby represents and warrants to the other that:

12.7.1 Such Party has all requisite power and authority to execute this Agreement (including the Asset transfer documents) and to perform its obligations herein. The execution, delivery and performance of this Agreement (including the Asset transfer documents) and the transactions contemplated hereby have been duly authorized and approved by such Party, and this Agreement (including the Asset transfer documents) is a valid and binding agreement of such Party enforceable in accordance with its terms;

12.7.2 The execution and delivery of this Agreement (including the Asset transfer documents) by such Party, and the consummation by such Party of the transactions contemplated herein, will not breach or violate the organizational documents of, or any material contract, agreement, instrument, judgment, law or license which is applicable to, such Party, or to which such Party is bound;

12.7.3 Except as set forth on Exhibit F, no consent, approval or authorization of, or notice to, any governmental or regulatory authority or agency is required to be obtained by such Party in connection with its execution, delivery and performance of this Agreement (including the Asset transfer documents);

12.7.4 As applicable to its performance hereunder, such Party shall comply with applicable laws, and shall obtain all licenses, permits, permissions and consents, which may be required, of or by any governmental authority; and

12.7.5 No person, firm or entity has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon such Party for any commission, fee, or other compensation payable as a finder or a broker because of any act or omission by such Party.

12.8 Survival of Representations. All representations and warranties made by either Party under this Agreement (including the representations listed in Sections 2 and 12.7 of this Agreement) shall apply equally to the services part of the transactions contemplated herein, as well as to the Asset purchase part, and such representations and warranties are and shall be true and accurate on the Effective Date, the [*] Transition Date and Final Transition Date, with the same effect as though such representations and warranties had been made on and as of such date. Furthermore, such representations and warranties along with the indemnification obligations of TRX and SWS with respect thereto shall survive the termination or expiration of this Agreement, and shall continue for a period of eighteen (18) months from the [*] Transition Date, except that the representations and warranties in Section 2.3.1 and Section 12.7, and any indemnification obligations with respect thereto, shall survive for the applicable statute of limitations.

13. Miscellaneous.

13.1 Binding Nature and Assignment; Subcontract. This Agreement shall be binding on and inure to the benefit of the Parties and their respective successors and assigns. Neither Party may assign any of its rights or obligations under this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.

13.2 Notices. Any notice given pursuant to this Agreement is to be in writing and delivered personally or sent by certified mail, return receipt requested, or by air express, return receipt requested, to the individuals shown below, or to such other persons or addresses as the Parties may designate in a notice conforming with the requirements of this Section. Any such notice, when delivered in the manner aforesaid, shall be deemed given on the earlier of the date of receipt or three (3) days following its delivery.

TRX:	Tim Severt Executive Vice President, Administration TRX, Inc. 6 W. Druid Hills Road Atlanta, Georgia 30329

SWS:	Mr. M.N. Rao Chief Executive Officer E2E SerWiz Solutions Limited Marisoft III, Marigold Kalyaninagar Pune 411014

13.3 Relationship of Parties.

13.3.1 SWS is acting as an independent contractor in providing the SWS Services. SWS Personnel shall remain SWS’ employees for all purposes including but not limited to determining responsibility for all payroll-related obligations. SWS shall at all times be responsible for supervising, directing and coordinating the professional responsibilities and duties of all SWS Personnel in respect of their performance of all SWS Services under this Agreement. SWS Personnel are not intended to be “leased employees” as that term is defined under the Internal Revenue Code. Except as otherwise expressly provided in this Agreement, SWS does not undertake to perform any obligations of TRX whether regulatory or contractual or to assume any responsibility for the management of TRX’s business.

13.3.2 TRX is acting as an independent contractor in providing the TRX Services. TRX Personnel shall remain TRX’s employees for all purposes including but not limited to determining responsibility for all payroll-related obligations. TRX shall at all times be responsible for supervising, directing and coordinating the professional responsibilities and duties of all TRX Personnel in respect of their performance of all TRX Services under this Agreement. TRX Personnel are not intended to be “leased employees” as that term is defined under the Internal Revenue Code. Except as otherwise expressly provided in this Agreement, TRX does not undertake to perform any obligations of SWS whether regulatory or contractual or to assume any responsibility for the management of SWS’ business.

13.4 Headings. The Section headings used herein are for convenience only and shall not affect the interpretation hereof.

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13.5 Force Majeure. No Party shall be liable for any default, loss, damage, delay, nonperformance or other irregularities (other than delays in payment), or any indirect or consequential damages resulting therefrom, due to circumstances or causes beyond its reasonable control that it could not by reasonable diligence have avoided (a “Force Majeure”).

13.6 Severability. If any provision of this Agreement is found to be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.7 Waiver. No delay or omission by either Party to exercise any right or power under this Agreement or pursuant to applicable law shall impair such right or power or be construed as a waiver thereof. A waiver by any Party of any covenant or breach shall not be construed to be a waiver of any other covenant or succeeding breach.

13.8 Publicity. All media releases, public announcements and public disclosures by either Party relating to this Agreement, including, without limitation, promotional or marketing material, but not including any disclosure required by legal, accounting or regulatory requirements, shall be approved by the Parties prior to such release.

13.9 Entire Agreement. This Agreement and the certifications dated December 7, 2005 and October 20, 2005 (as modified by the December 7, 2005 certification) from TRX to SWS constitute the entire agreement between the Parties regarding the Services and supersede all prior agreements and understandings, including that certain letter of intent between the Parties dated as of October 10, 2005. No amendment, modification, waiver or discharge of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties.

13.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of law principle thereof.

13.11 Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement.

13.12 Third-Party Claims. This Agreement has been entered into for the sole benefit of TRX and SWS and SWS Parent, and in no event shall any third-party beneficiaries be created thereby.

13.13 Survival. The terms of this Agreement, where the context or meaning indicate, shall survive termination of this Agreement.

14. Definitions.

14.1 “Affiliate” shall mean, with respect to any Person: (i) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person; or (ii) any director, officer, partner or individual holding a similar position in respect of such Person. For purposes of this definition, the term “control” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of voting securities or otherwise.

14.2 “Assets” shall mean all tangible assets including third-party licensed software identified on Exhibit C, Schedules 1 and 4 (with respect to the Milton Customer Care Center) and Exhibit C, Schedules 2 and 3 (with respect to the Parkersburg Customer Care Center) and used by TRX solely in connection with the provision of the TRX/[*] Services at the TRX Customer Care Centers in existence on the [*] Transition Date or Final Transition Date, as applicable.

14.3 “Business Personnel” shall mean the exempt and non-exempt employees of TRX who are employed by TRX at either (a) the Parkersburg Customer Care Centers the day prior to the [*] Transition Date (the “Parkersburg Business Personnel) or (b) the Milton Customer Care Centers the day prior to the [*] Transition Date (the “Milton Business Personnel”), as applicable, and who are employed solely in connection with the provision of the TRX/[*] Services, including any employees on leave of absence or disability.

14.4 “[*] Transition Date” shall mean the date that is one (1) day after the last to occur of the [*] Transition Events.

14.5 “[*] Transition Events” shall mean the following, unless SWS expressly waives or agrees to postpone any of the following conditions in writing: (i) the execution and delivery of an agreement between SWS and [*] for the provision of TRX/[*] Services by SWS to [*] with respect to [*] business (the “SWS/[*] Agreement”); (ii) the termination of TRX’s obligation to provide the TRX/[*] Services to [*] with respect to [*] business pursuant to the TRX/[*] Agreement; (iii) the attainment of all necessary consents for the assignment to SWS or sublease to SWS of the Leases and the licenses to the software Assets listed in Exhibit C; (iv) the release and removal of any and all mortgages, liens, security interest, pledges, charges or encumbrances, restrictions or interests of another person of any kind or nature, title defects, options or claims in connection with the Assets; and (v) SWS obtaining applicable licenses required for its performance hereunder and obtaining [*] consent to permit TRX to subcontract to SWS with respect to the [*] Business.

14.6 “Final Transition Date” shall mean the date that is one (1) day after the last to occur of the Final Transition Events.

14.7 “Final Transition Events” shall mean the following, unless SWS expressly waives or agrees to postpone any of the following conditions in writing: (i) the execution and delivery of an agreement between SWS and [*] for the provision of TRX/[*] Services by SWS to [*] with respect to [*] and (ii) the termination of TRX’s obligation to provide the TRX/[*] Services to [*] with respect to [*] pursuant to the TRX/[*] Agreement.

14.8 “Governmental Entity” shall mean a court, legislature, governmental agency, commission or regulatory authority or instrumentality.

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14.9 “Hire Date” shall mean the later of: (i) the date of acceptance of Offer by the applicable employee, and (ii) the [*] Transition Date.

14.10 “Hired Employee” shall mean a Business Personnel who receives an Offer from SWS and who accepts such Offer.

14.11 “Leases” shall mean, collectively, the Milton Lease and Parkersburg Lease.

14.12 “Milton Lease” shall mean, collectively, (i) that certain Lease Agreement dated January 1, 2003, by and between Create-a-Book, Inc. and TRX, Inc., and (ii) that certain Commercial Lease Agreement dated March 16, 2000, by and between GulfStar Advertising Inc. and WorldTravel Technologies, LLC (now known as TRX Fulfillment Services, LLC) for rental of the Milton Customer Care Center.

14.13 “Parkersburg Lease” shall mean That certain Lease Agreement dated December 1, 1999, as amended on March 14, 2000 by and between Michael W. Barker, Denver D. Horn and WorldTravel Technologies, LLC (now known as TRX Fulfillment Services, LLC) d/b/a OFS Online Fulfillment Services.

14.14 “Person” shall mean any individual, group, corporation, partnership or other organization or entity (including without limitation any Governmental Entity).

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

TRX, INC.

By:	/s/ Norwood H. Davis, III
Name:	Norwood H. Davis, III
Title:	President and Chief Executive Officer

TRX FULFILLMENT SERVICES, LLC

By:	/s/ Norwood H. Davis, III
Name:	Norwood H. Davis, III
Title:	President

E2E SERWIZ SOLUTIONS, LTD.

By:	/s/ E2E Serwiz Solutions, Ltd.
Name:
Title:

EXECUTION COPY

EXHIBIT A

SWS SERVICES

Customer Service Advisors (“CSA” and “Help Desk”) Support for [*] – customer care business

Customer Support Representative “CSR” (Front Line Agent) Support

Call Answering

Answer incoming Call from [*] customer who has made a reservation using [*] but has not completed the reservation, or from [*] customer in need of en route travel assistance.

Complete Reservation

Obtain any additional information required from [*] Customer, including any necessary billing information; book travel reservation using ARC and BSP numbers assigned to [*] or to TRX (including but not limited to those numbers assigned to [*] validate reservation and obtain confirmation from travel supplier.

Complete and Queue the booking to ticketing for those that required re-ticketing due to changes.

Assist Traveler

Make any necessary changes to reservation; facilitate exchanges, refunds, re-bookings, and cancellations in the event of travel interruption for any reason.

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Email Support

Answering inbound email from [*] Customers

1.	Email is currently answered using an [*] provided [*]

2.	Categories Supported

•	Air

•	Technical

•	Feedback

•	Car

•	Airline Schedule Changes

Email work is completed using standard responses approved by [*] with certain exceptions for special circumstances.

Help Desk - Phone Support

1. Supervisory – Tier II Escalation Call Handling

•	Front line agents may call the [*] (Help Desk) Team should a customer request for further escalation, whether at the beginning, middle, or end of the call

2. Removal of credit card escalations

3. [*] Call Handling

4. Errors in script workflows (exchanges, voids, cancellations, etc.)

5. [*] / Airline Reservation Systems Scripting Issues (GDS Scripts) / Ticketing Issues

6. Exchanges for partially used [*] (special [*]) type tickets

7. [*] Name change requests for flights

8. [*] coordination for exceptional cases

9. Approval of voids for Merchant tickets

10. Issuance of [*] for merchant tickets (refer to item number 8)

11. Pre-travel kickbacks (client check in issues) for [*] bookings

12. Changes/cancellation of [*] bookings that require waiving of the 1 night + tax penalty

[*] - Confidential Treatment Requested

13. Refunds for stand-alone [*] bookings that require waiving of the 1-night room + tax penalty, where agent had all ready secured a waiver from the appropriate hotel management.

14.	Attraction and Services – Faxing vouchers for immediate travel issues.

15.	TRX only – calls for Ticket Copies for airlines to complete [*] for customers.

16.	Processing Fee’s where the customer credit card is declined.

17.	Agent Error Resolution

18.	Functional internal front line agent help desk.

Help Desk - [*] Escalation Resolution)

1.	Pre- or post-travel refund requests

2.	Cases that require escalation to [*] as an FYI:

3.	Post - travel refund requests that may or may not require escalation to the [*]

4.	Post Travel LTA (Lost Ticket Applications) Requests

5.	Follow-up on status on Refunds

6.	Charter Flight Name Change Processing

7.	Adding [*] to Client Accounts due to bad travel or service experiences.

Help Desk Ticketing Reject Queue Work

1.	Resolves all rejected bookings due to technical failure (website or automation) and agent error.

2.	Corrects the issues and resubmits the booking for ticket issuance

[*] - Confidential Treatment Requested

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EXHIBIT B

SLAs

For [*] calls TRX targets [*] of calls answered in [*] or less. For [*] calls the target is [*] in [*] or less. [*] calls were also previously measured against a [*] program covered in the TRX/[*] Agreement. That incentive program has been replaced with a service contest between the [*] difference contact centers within the client’s support network. There are [*] criteria in the service contest, all based on the client’s customer survey data. The [*] criteria are [*].

[*] calls are paid on a fee [*] basis with a target [*] of [*] minutes. For [*] in excess of [*] minutes, a fee [*] is added to the price.

TRX has experienced average [*] in excess of this target for over [*] months. [*] have been elevated due primarily to client policy changes regarding [*]. These [*] policy changes put more responsibility on the agents and introduce more scenarios whereby agents are expected to assist customers with problems that can only be resolved via direct contact with airlines. This leads to longer hold times as agents contact carriers while customers hold on the phone. Other cyclical factors that can influence hold times are upgrades to the client website and seasonal weather patterns.

For [*] calls, TRX is paid a [*] fee for the time involved in servicing each call.

For email support TRX is paid a fee per email answered. Email is measured on speed of answer with a target to respond to [*] of emails in [*] hours or less.

The Parties acknowledge and agree that the SLAs set forth in the TRX/[*] Agreement shall be substituted for the foregoing, effective immediately (but not earlier than the [*] Transition Date) , at such time as TRX obtains consent from [*] to disclose such terms to SWS.

[*] - Confidential Treatment Requested

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EXHIBIT C

FORM OF

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT (“Bill of Sale”) is executed and delivered this      day of                     , 200   from TRX, INC., a Georgia corporation and TRX FULFILLMENT SERVICES, LLC, a Georgia limited liability company (collectively, “TRX”) to SERWIZ SOLUTIONS, LTD., a corporation formed under the laws of India (“SWS”).

W I T N E S S E T H:

WHEREAS, SWS and TRX have entered into a Shared Services Agreement effective November 1, 2005 (the “Agreement”), providing for, among other things, the sale, conveyance, transfer, assignment and delivery to SWS of the Assets, all as more fully described in the Agreement, for consideration in the amount and on the terms and conditions provided in the Agreement; and

WHEREAS, this Bill of Sale is being delivered by TRX to SWS pursuant to the Agreement in order to effect the transfer by TRX to SWS of the Assets in accordance with the Agreement; and

WHEREAS, the capitalized terms used herein which are not otherwise defined have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth in the Agreement and other good and valuable consideration to TRX paid by SWS, the receipt and sufficiency of which are hereby acknowledged and confessed by TRX, TRX by this Bill of Sale does sell, convey, transfer, assign, release, deliver and confirm unto SWS, its successors and assigns forever, all TRX’s right, title and interest in and to the Assets, free and clear of all liens, encumbrances, claims, mortgages, security interests, pledges, charges and other restrictions of any kind or nature whatsoever except as otherwise set forth in the Agreement, upon the terms and subject to the conditions set forth in the Agreement.

1. The Assets so sold, conveyed, transferred, assigned, released, delivered and confirmed hereby, are listed on Schedule 1 attached hereto and made a part hereof.

2. This Bill of Sale is delivered to SWS pursuant to the terms and conditions of the Agreement. Notwithstanding any provision of this Bill of Sale, no provision of this Bill of Sale shall in any way modify, replace, amend, change, rescind, waive, limit, expand or in any way affect the express provisions (including any and all representations, warranties, covenants, agreements and conditions) set forth in the Agreement. In the event of any conflict between the terms of this Bill of Sale and the terms of the Agreement, the terms of the Agreement shall control. The sole effect of this Bill of Sale shall be to effect the transfer of the Assets to SWS in accordance with the Agreement. TRX further covenants and agrees that the covenants herein contained shall be binding upon its successors and assigns and shall inure to the benefit of the successors of SWS.

3. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.

THIS BILL OF SALE AND ASSIGNMENT is executed and delivered on the date first above written.

TRX, INC.

By:
Name:
Title:

TRX FULFILLMENT SERVICES, LLC

By:
Name:
Title:

2

Schedule 1 to Bill of Sale and Assignment

Assets

See attachments detailing IT and Facility assets for both Parkersburg and Milton.

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EXHBIT C - SCHEDULE 1

Milton Technology Assets - Software Licenses

Count	Make	Version	Software Version	Yr of Purchase	No. of licenses purchase	Used for
[*]

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EXHIBIT C - SCHEDULE 1

Milton Technology Assets - Desktops

Count	Make	Model	Software Version	Yr of Purchase	Hardware configuration	Used for
[*]

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EXHIBIT C - SCHEDULE 1

Milton Technology Assets - Infrastructure

LAN Cabling Details
Make	Type	Install Date	No. of Voice ports	No. of Data ports	Certification of installation
[*]

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EXHIBIT C - SCHEDULE 1

Milton Technology Assets - Printers

Printers
Make	Type	Install Date	Location	Lease/Own	Uses
[*]

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EXHIBIT C - SCHEDULE 1

Milton Technology Assets - Communication Equipment

S.No.	Make	Version	Software Version	Yr of Purchase	Approx Value at Purchase	No. of licenses purchase	Used for
[*]

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EXHIBIT C - SCHEDULE 1

Milton Technology Assets - Connectivity

Count	Type	Capacity	Service provider	Media	Yr. of Installation	MRC	Contract end date
[*]

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EXHIBIT C - SCHEDULE 2

PKB Technology Assets - Software Licenses

S.No.	Make	Version	Software Version	Yr of Purchase	Approx Value at Purchase	No. of licenses purchase	Used for	Licenses utilized	AMC Details
[*]

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EXHIBIT C - SCHEDULE 2

PKB Technology Assets - Desktops

Count	Make	Model	Software Version	Yr of Purchase	Hardware configuration	Used for
[*]

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EXHIBIT C - SCHEDULE 2

PKB Technology Assets - Infrastructure

Type	Install Date	No. of Voice ports	No. of Data ports	Certification of installation
[*]

[*] - Confidential Treatment Requested

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EXHIBIT C - SCHEDULE 2

PKB Technology Assets - Printers

Make	Type	Install Date	Location	Lease/Own	Uses
[*]

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EXHIBIT C - SCHEDULE 2

PKB Technology Assets - Servers

S.No.	Make	Model	Software Version	Yr of Purchase	Hardware configuration	Used for
[*]

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EXHIBIT C - SCHEDULE 2

PKB Technology Assets - Security Products

Make	Model	Software Version	Yr of Purchase	Hardware configuration	Used for	Capacity utilization
[*]

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EXHIBIT C - SCHEDULE 2

PKB Technology Assets - Communication Equipment

Make	Model	Software Version	Yr of Purchase	Approx Value at Purchase	Hardware configuration	Used for
[*]

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EXHIBIT C - SCHEDULE 2

PKB Technology Assets - Connectivity

S.No.	Type	Capacity	Service provider	Media	Yr. of Installation	MRC	Contract end date
[*]

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EXHIBIT C - SCHEDULE 3

PKB FACILITY ASSETS

PARKERSBURG FACILITY ASSET INVENTORY (March 2005)

ITEM	Qty	Description
AIR CONDITIONING UNITS - NONE

BOOK CASES - NONE

CHAIRS
Guest Chairs	[*]	Cloth covered office guest chairs
Folding Chairs	[*]	Folding Chairs, Metal
Rolling Task Chairs	[*]	Woodlland persian tc1121 blue
RollingTask Chairs	[*]	Woodlland persian green
Break Room Chairs	[*]	Chairs, plastic stackable Apex corp

DESKS
Trendway	[*]	66”x33” with 42”x24” return - Laminate
Trendway	[*]	60”x30” with 42”x30” return
Executive Desks	[*]	36” x 72” Cherry-Laminated Wood Desks
Executive Credenza	[*]	24” x 72” Cherry-Laminated Credenzas
Executive Credenza Hutch	[*]	18” x 60’ Cherry-Laminated Credenza Hutch w/doors
	[*]	48”X30” Single metal frame desk with laminate top
	[*]	60”x30” Single metal frame desk w/laminate top

DOOR ACCESS SYSTEM (Card Controlled)
CONTROL PANEL	[*]	KANTECH, Model
DOOR CONTROLLER	[*]	KANTECH, Model

FANS
Floor Fans	[*]	Various sizes

FILING & STORAGE CABINETS
	[*]	Metal 5 Drawer 36” x 66” Lateral

	[*]	Metal 4 Drawer 48” x 36” Lateral
	[*]	Metal 4 Drawer 36” x 53” Lateral

Trendway	[*]	3 Drawer Rolling Pedestal File Cabinet -Trendway
	[*]	2 Drawer Rolling Pedestal File Cabinet
1 Drawer Rolling Lift-Top Letter File
	[*]	Metal Storage/Supply Cabinet 36” X 72”
Metal Storage/Supply Cabinet 36” X 42”
GENERATOR - UPS & Associated Equipment
None

PARKERSBURG FACILITY ASSET INVENTORY (March 2005)

ITEM	Qty	Description
ICE MACHINES
Ice Machine	[*]	Mantiowoc
Ice Machine	[*]	GE Monogram

MAIL SORTING BINS
Sorting Bin Wall mounted	[*]	60”(w) x 32”(h)

MESSAGE BOARDS
“ALPHA” Boards	[*]	Electronic Model 4160C, 52” (L) w/wall mounts
White Boards	[*]	4’ x 8’ Wall Mounted
White Boards	[*]	2’ x 4’ Wall Mounted
White Boards	[*]	2’ x 4’ Wall Mounted
Cork Boards	[*]	4’ x 4’ Wall Mounted
Cork Boards	[*]	2’ x 3’ Wall Mounted
Cork Boards	[*]	2’ x 4’ Wall Mounted
Display Case	[*]	Metal/Glass Enclosed Display Case

MICRO-WAVE OVENS
	[*]	Amana RF59B
	[*]	Samsung

MISCELLANEOUS
	[*]	Hand Truck
	[*]	Floor Lectern
	[*]	Polycom SoundStation/Conference Phone

OFFICE MACHINERY
Fax Machines	[*]	Panasonic KBW—111
Fax Machines	[*]	Brother intellifax
Paper Shredder	[*]	Fellowes PS80C—2
Paper Shredder	[*]	Universal office products
Printer	[*]	Canon s450
Printer	[*]	Canon I80
Printer	[*]	Canon S520
LCD Projector	[*]	Proxima Ulta Light LX2
LCD Projector	[*]	Proxima Ulta Light LX2 Lightbook LB30
Projector Screen	[*]	5X5 Portable projection screen
Paper Cutter	[*]	Wescott, manually operated
PANELS, Area Seperator (w x h)
4 Foot (h) Panels	[*]	3.5’x2’
	[*]	4.5’ x 5’
All Trendway	[*]	5.5x2’
	[*]	5.5’x5’
	[*]	3.5’x5’

[*] - Confidential Treatment Requested

PARKERSBURG FACILITY ASSET INVENTORY (March 2005)

ITEM	Qty	Description
6 Foot (h) Panels	[*]	4.5’x2’
6’ (h) Panels w/windows		2.5’ x 6’
3’ x 6’
4’ x 6’

Panel Connectors

PHOTO ID CARD SYSTEM
Computer provided by IT Department
CARD PRINTER	[*]	ELTRON P-310C Card Printer
SOFTWARE	[*]	Instant ID
MONITOR	[*]	Relisys 15” monitor
CAMERA	[*]	Sony MVCFD83

REFRIGERATORS
	[*]	20 CUFT 2-Door (up-down) Refrigerators GE
SAFES
None

Security Monitoring System
None

TABLES
Folding Tables	[*]	30” x 72” plastic top folding tables
Folding Tables	[*]	30” x 60” beige folding tables
PICNIC TABLES	[*]	Wood Square Picnic Tables (outside)
Heavy Duty Tables	[*]	6’x2’ Worktables Trendway
Conference Room Table	[*]	4’ x 10’ Mahogany Laminated CR Table

TELEVISION and TV STANDS
Television	[*]	19” Sanyo
TV Stand	[*]	Metal Rolling TV Stand
TV Wall Mount	[*]	Metal TV Wall Mount

TOASTERS
	[*]	4 Slice Toasters

TRASH AND RECYCLE CANS
Interior Trash Cans	[*]	Plastic 20 Gallon Trash Can w/Lid
Interior Trash Cans	[*]	Plastic 20 Gallon Trash Can
Interior Trash Cans	[*]	Plastic Trash Cans, small
Interior Recycle Cans	[*]	Plastic Recycle Cans, 20 Gallon w/lid
Interior Recycle Cans	[*]	Plastic Recycle Paper, small

[*] - Confidential Treatment Requested

PARKERSBURG FACILITY ASSET INVENTORY (March 2005)

ITEM	Qty	Description
Parts for WS		WORK STATIONS (Trendway) 100
Workstation Panels		60”(w) x 42”(h) Light Blue
Work Surface	[*]	72” (L) x 23” (d)
Work Surface	[*]	60” (L) x 23” (d)

	[*]	Ladder 6’ folding

[*] - Confidential Treatment Requested

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EXHIBIT C - SCHEDULE 4

MILTON FACILITY ASSETS

MILTON FACILITY MAJOR ASSET INVENTORY (OCTOBER 2005)

ITEM	Qty	Description
BOOK CASES
Metal Book Case	[*]	3 Shelf Metal Book Case
Wood Book Case	[*]	3 Shelf Wood Book Case

CHAIRS
Rolling Task Chairs	[*]	“HON” brand

DESKS
“Steelcase”Metal Desks	[*]	30” x 60” metal desks w/laminate top & 19”x37” return
Executive Credenza Hutch	[*]	18” x 60’ Cherry-Laminated Credenza Hutch w/doors
6’ Wood Desks	[*]	36” x 72” Wood Desk
5’ Laminated Desks	[*]	30” X 60” Gray Laminated Desks
Old Wood Desks	[*]	30” x 60” Wooden Desk/Very Old

	[*]	WORK STATIONS (Trendway) 48 Seats
Parts for WS
Workstation Panels	[*]	60”(w) x 42”(h) Light Blue
Work Surface	[*]	36” (L) x 23” (d)
Work Surface	[*]	60” (L) x 23” (d)
Pedestal File	[*]	2 Drawer Pedestal for each Workstation

[*] - Confidential Treatment Requested

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EXHIBIT D

FORM OF

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (“Assumption”) is made as of the      day of                     , 200_, by and between SERWIZ SOLUTIONS, LTD., a corporation formed under the laws of India (“SWS”) and TRX, INC., a Georgia corporation and TRX FULFILLMENT SERVICES, LLC, a Georgia limited liability company (collectively, “TRX”). This Agreement is delivered pursuant to that certain Shared Services Agreement effective                     , 2005 by and among SWS and TRX (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

RECITALS

A.	Under the Agreement, TRX agreed to sell to SWS and SWS agreed to acquire from TRX certain Assets.

B.	In connection with the transactions contemplated by the Agreement, SWS agreed to assume certain limited contractual obligations of TRX with respect to the Assets.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Assignment and Assumption.

TRX hereby assigns to SWS, and SWS hereby assumes and agrees, subject to the exclusions and limitations contained in the Agreement, to perform, pay or discharge the [[*] Assumed Liabilities/Additional Assumed Liabilities] as of the [[*] Transition Date/Final Transition Date]. Except for the [[*] Assumed Liabilities/Additional Assumed Liabilities] or as otherwise provided in the Agreement, SWS is not assuming any debt, liability or obligation of TRX by this Assumption, and it is expressly understood and agreed that all debts, liabilities and obligations other than the [[*] Assumed Liabilities/Additional Assumed Liabilities] shall remain the sole obligation of TRX, its successors and assigns, and no person other than TRX shall have any rights under this Assumption.

2. Defenses and Claims.

Nothing contained herein shall be deemed to deprive SWS of any defenses, setoffs or counterclaims that TRX may have, had or shall have with respect to any of the [[*] Assumed Liabilities/Additional Assumed Liabilities] as of the [[*] Transition Date/Final Transition Date] (the “Defenses and Claims”). TRX hereby transfers, conveys and assigns to SWS all Defenses and Claims.

[*] - Confidential Treatment Requested

3. Agreement.

SWS, by its execution of this Assumption, and TRX, by its acceptance and consent to the form of this Assumption, each hereby acknowledge and agree that:

(a)	The terms and provisions of the Agreement shall apply to this Assumption and the terms and conditions of this Assumption shall be construed consistently therewith; and

(b)	Neither the representations and warranties nor the rights (including indemnification) and remedies of any party under the Agreement shall be deemed to have been enlarged or altered in any way by the execution, acceptance and approval of this Assumption, and this Assumption shall not enlarge any rights of third parties under any of the [[*] Assumed Liabilities/Additional Assumed Liabilities] as of the [[*] Transition Date/Final Transition Date].

4. Applicable Law.

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia.

5. Effective Date of Assumption.

This Agreement shall be deemed effective for all purposes as of the [[*] Transition Date/Final Transition Date].

(the remainder of this page intentionally left blank.)

[*] - Confidential Treatment Requested

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SERWIZ SOLUTIONS, LTD.:

By:
Name:
Title:

ACCEPTED:

TRX, INC.

By:
Name:
Title:

TRX FULFILLMENT SERVICES, LLC

By:
Name:
Title:

3

Schedule 1

[*] Assumed Liabilities

Online Fulfillment Services Agreement dated [*] by and between [*] and TRX, Inc.

Lease Agreement dated December 1, 1999, as amended on March 14, 2000 by and between Michael W. Barker, Denver D. Horn and WorldTravel Technologies, LLC d/b/a OFS Online Fulfillment Services.

Equipment Lease Agreement dated March 21, 2003 by and between Kyocera Mita America, Inc and WorldTravel Partners, LP d/b/a TRX.

Equipment Lease Agreement dated June 1, 2004 by and between General Electric Capital Corporation and TRX, Inc.

License Agreement between IEX and TRX. [Note: To be assigned and assumed at SWS’ option]

[*] - Confidential Treatment Requested

Schedule 2

Additional Assumed Liabilities

None, except as mutually agreed.

5

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EXHIBIT E

REQUIRED CONSENTS

[*]

[*] - Confidential Treatment Requested

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EXHIBIT F

SUBLEASESHARED OPERATING CHARGES; SHARED ASSETS AND PERSONNEL

Milton

Office space and non-personnel operating costs, which cannot be specifically identified as customer care costs, such as facility costs (inclusive of rates, service fees, cleaning, services, equipment rental, heat, light, water, power, vendor supplies, storage, security, property maintenance, property taxes and property insurance and property maintenance), office supplies, workers compensation insurance, taxes and licenses, depreciation, etc.) shall be charged to SWS on a monthly basis based on its usage of [*], plus [*]. In the event SWS requests an increase or decrease in the Milton Facility office space provided hereunder, if TRX agrees to accommodate such request it will be on the same terms as set forth herein and the ratio of the floor space usage to SWS will be adjusted accordingly. Capital expenditures (including leasehold improvement) shall be charged to SWS based on its pro rata usage or the above square footage allocation at the Milton Facility. Costs incurred as a result of damage to the Milton Facility shall be allocated between the Parties based on the extent to which each Party utilizes the damaged portion of the Milton Facility or, with respect to common areas, shall be allocated between the Parties based on the overall allocation of the space between the Parties, as described above.

TRX agrees to not terminate [*]. In addition, the Parties agree that, except as relates to termination rights and payment of rent and related charges (which shall be governed by the provisions of this Agreement), it is the Parties’ intent that (i) [*]

[*] Confidential Treatment Requested

shall be able to enforce such rights against SWS, and (ii) SWS shall have the rights and obligations of the tenant under the [*] and shall have the ability to enforce such rights against TRX or to otherwise cause TRX to take such actions as the tenant under the [*] is entitled to take.

TRX will charge SWS an amount of $ [*], as further detailed on Schedule 2 of this exhibit for the shared usage of personnel in the Milton Facility.

TRX will charge SWS only for incremental costs incurred by TRX with respect to SWS’ use of shared assets.

Parkersburg (applicable only if [*]

100% of the rent for the office space and all non-personnel operating costs, such as facility costs (inclusive of rates, service fees, cleaning, services, equipment rental, heat, light, water, power, vendor supplies, storage, security, property maintenance, property taxes and property insurance and property maintenance, office supplies, workers compensation insurance, taxes and licenses, depreciation, etc.), shall be charged to SWS on a [*] basis.

TRX agrees to not terminate [*]. In addition, in the event of the sublease of such Lease by TRX to SWS, the Parties agree that, except as relates to termination rights and payment of rent and related charges (which shall be governed by the provisions of this Agreement), it is the Parties’ intent that (i) TRX shall have the rights and obligations of the landlord under the [*] and shall be able to enforce such rights against SWS, and (ii) SWS shall have the rights and obligations of the tenant under the [*] and shall have the ability to enforce such rights against TRX or to otherwise cause TRX to take such actions as the tenant under the [*] is entitled to take.

[*] - Confidential Treatment Requested

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EXHIBIT F - SCHEDULE 1

SHARED TECHNOLOGY ASSETS MILTON - INFRASTRUCTURE

Shared Infrastructure
UPS
S.No.	Make	Model	Power Rating	Yr of Purchase	% Use for Care	AMC Details
[*]

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EXHIBIT F - SCHEDULE 1

SHARED TECHNOLOGY ASSETS MILTON - SERVERS

Shared Servers
S.No.	Make	Model	Software Version	Yr of Purchase	Approx Value at Purchase	Hardware configuration	Used for	Care Utilization
[*]

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EXHIBIT F - SCHEDULE 1

SHARED TECHNOLOGY ASSETS MILTON - SECURITY PRODUCTS

Shared Security Products (NOTE: This is only relevant in the event that SWS would like to engage us to provide security for their network)

S.No.	Make	Model	Software Version	Yr of Purchase	Hardware configuration	Used for	Capacity utilization	% Use for Care
[*]

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EXHIBIT F - SCHEDULE 1

SHARED TECHNOLOGY ASSETS MILTON - COMMUNICATION EQUIPMENT

S.No.	Make	Model	Software Version	Yr of Purchase	Approx Value at Purchase	Hardware configuration	Used for	Capacity utilization	AMC Details	% Used for Care
[*]

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EXHIBIT F - SCHEDULE 1

SHARED TECHNOLOGY ASSETS MILTON - CONNECTIVITY

Shared Connectivity

Count	Type	Capacity	Service provider	Media	Yr. of Installation	MRC	Contract end date	% Use for Care
[*]

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EXHIBIT F - SCHEDULE 2

MILTON SHARED PERSONNEL

Milton Shared Personnel

Employee	Title	Op Unit	Dept ID	Dept Description	Cust Care %
[*]

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EXHIBIT G

[*]

Definitions

1. Capital Expenditure – shall mean any expenditure greater than [*] that has a useful life exceeding [*] years. Examples include computers, monitors, phones, furniture, software, servers and leasehold improvements. Capital Expenditure is capped at [*] per quarter.

2. Change in Average Working Capital – shall be calculated by offsetting the Net Change in Average Current Liabilities by the Net Change in Average Current Assets.

For clarification and illustrative purposes note the following examples.

Example 1

[*].

Example 2

[*].

3. [*] Revenue – shall mean all of the monies paid by [*] to TRX relating to the [*]. The Parties acknowledge and agree that [*] Revenue shall not be less than [*] and [*] respectively, and would additionally include amounts received by TRX in connection with [*] for all [*] accomplished by the [*] agents and as a result of [*] during the post-Effective Date period [*]. The Parties further acknowledge and agree that [*] with respect to help desk services will be fixed as follows: [*].

4. Depreciation –

a) [*] charge of [*] plus the depreciation of Capital Expenditures (incurred @ [*] after the Effective Date).

b) Capital Expenditures will be depreciated using the straight-line method over the following lives (i) Computers and equipment- -3 years; (ii) Leasehold improvements – 7 years; (iii) Furniture and Fixtures – 7 years.

[*] - Confidential Treatment Requested

5. [*] –

From the Effective Date through the [*] Transition Date, [*] will be measured as: [*]

6. Net Change in Average [*] – shall mean net average change in [*]

7. Net Change in Average [*] – shall mean net average change in [*]

8. Operating Costs – shall include all operating expenses incurred, in accordance with GAAP for conducting (i) the [*], (ii) the [*] (iii) the [*] phone and e-mail customer support and (iv) the help desk services. A listing of operating expense type is included under Exhibit G Schedule 2. Operating Costs will exclude (1) interest; (2) income taxes; (3) overhead costs; (4) transition costs (such as moving expenses, new hire training and set up costs associated with moving operations from either Parkersburg or Milton to another facility); (5) costs supporting functions other than (i) the [*], (ii) the [*] (iii) the [*] phone and e-mail customer support; and (6) TRX corporate overhead cost allocation. In addition, operating expenses will exclude communication costs associated with Inbound Toll Free Usage charges, Interactive Voice Response (IVR) related charges and all change and routing fees, as well as [*] GDS connectivity fees, in each case in a manner consistent with current practice as relates to expenses borne by [*] with respect to the TRX/[*] Services, and any other post-Effective Date costs that would have otherwise constituted “Operating Costs” hereunder but which are paid or reimbursed by [*]. The Parties agree that TRX shall not be responsible for any transition costs under (5) above. The Parties further agree the agent error costs (for agent errors made prior to the [*] Transition Date) will be capped at [*].

9. [*]

10. Revenue – shall mean gross revenues earned by TRX from (i) the [*], (ii) the [*], (iii) the [*] phone and e-mail customer support and (iv) help desk services, in accordance with GAAP.

Mechanics of Payment of [*]

1. [*] will pass through to SWS from TRX on a [*] basis from the Effective Date until the [*] Transition Date.

2. TRX shall provide a statement containing the [*] computation to SWS not later than [*] of every month. For simplicity of the [*] computation the effect of Change in Average [*] will be given on quarterly basis starting from January 31, 2006 up to the [*] Transition Date.

[*] - Confidential Treatment Requested

3. SWS will pay TRX the [*] via wire transfer every [*] on the last day of the respective [*].

4. To the extent possible, the [*] payments to TRX and [*] payments to SWS will offset one another in the following manner:

a) If the [*] for the respective [*] is less than the [*], SWS will pay TRX the shortfall amount (i.e., [*]).

b) If, however, the [*] for a given [*] is greater than the [*] for that [*], then SWS will not transfer any monies to TRX for such [*]. TRX shall retain the excess amount in trust for SWS and this excess amount shall be netted off against the amount payable by SWS in the immediately following [*].

5. From the [*] Transition Date, TRX will not have any control over the [*] and, thereafter, payment of [*] shall cease.

6. The [*] will be payable to SWS from TRX on a [*] basis during the SWS Services Term. TRX shall provide a [*] of the entire [*], based on [*] of the forecast of [*] calls received by [*]. The payment to SWS will be made on or before the [*], except that the payment due with respect to the [*] that includes the [*] Transition Date shall be made on the [*] Transition Date, pro rated for the number of days after the [*] Transition Date remaining in such [*]. The Parties agree that [*] payments made in the subsequent [*] would be adjusted based upon the actual [*] call volume in the previous [*] (for which [*] was made).

7. SWS will pay TRX the [*] irrespective of the quantum of [*] or the [*].

8. TRX will also charge SWS on a [*] basis any operating charges as noted on Exhibit F in addition to any Operating Costs or Capital Expenditure incurred by TRX that supports the customer care operations in Milton or Parkersburg. Payment will be made 15 days from receipt of the applicable invoice.

[*] - Confidential Treatment Requested

EXHIBIT G - SCHEDULE 1

[*] – “For Illustrative Purposes Only”

Assumption:

Example assumes a Transition Date of April 1, 2006

Amounts in ($ thousands)

	Q1 Nov’05 31st Jan’06	Ref	Q2 1st Feb’06 March’06
[*]

[*] - Confidential Treatment Requested

EXHIBIT G – SCHEDULE 2

Operating Costs – Expense Type

Salaries

Leisure phone agents

Corporate phone agents

E-mail agents

Team leaders

Help desk

Workforce management

Human resources

Training

IT

Management

Total Salaries

Benefits

Taxes

Recruiting

Incentives

Total Personnel

Facilities

Office Rent

Facilities R&M

Equipment Rental

Parking

Services

Utilities

Total Facilities

Operational Expenses

Repairs & Maintenance

Communications & DP

Services - Operations

Customer & Agent Errors

Total Operational

General

Office Supplies

Miscellaneous Taxes & Licenses

General Insurance

Other Expenses

Total General

Depreciation

5

EXHIBIT H

CURRENT TRX PRODUCTS AND SERVICES

See attached.

6

WHAT’S NEW…

12.20.05 Release:

MasterCard and TRX Extend and Expand DATATRAX Relationship

12.05.05 Feature:

AMEX Renews and Extends Long-Term TRX Contract

11.17.05 Feature:

TRX: Travel Transaction Processing

11.09.05 Release:

New and Enhanced Features in TRX Tech Suite

11.03.05 Release:

TRX Reports Third Quarter Results

8.16.05 Release:

Trip Davis Named NBTA Allied

Member of the Year

TRX provides transaction processing and data integration services to leading travel companies and financial institutions.

We believe that our suite of technology and services facilitates the distribution of travel in a cost-efficient manner and assists our clients in better managing the vast amounts of data generated by travel and travel-related processes. We develop our products and services as hosted technologies based on the guiding principles of lower costs per transaction, scalability of solutions, continuity of business, responsiveness to client needs, compliance with and adaptability to business rules, and speed to market. Our clients are able to use each of our products and services independently or as part of a comprehensive, integrated end-to-end processing solution. The TRX solution suite is as follows:

Learn how TRX can optimize your transaction processing and data integration services, while enabling you to focus on your growth and success.

Contact Us

About TRX  |  Resource Center  |  Media Center  |  Investor Center  |  Career Center   |  Contact Us

Copyright © 2005 TRX, Inc. All rights reserved.

Terms of Use

WHAT’S NEW…

12.20.05 Release:

MasterCard and TRX Extend and Expand DATATRAX Relationship

12.05.05 Feature:

AMEX Renews and Extends Long-Term TRX Contract

11.17.05 Feature:

TRX: Travel Transaction Processing

11.09.05 Release:

New and Enhanced Features in TRX Tech Suite

11.03.05 Release:

TRX Reports Third Quarter Results

8.16.05 Release:

Trip Davis Named NBTA Allied

Member of the Year

RESX (Online Booking) an online, self-service corporate booking tool offering a user-friendly, Web-based interface for business travelers and/or their travel arrangers to book policy-compliant air, car, and hotel reservations. The Online Booking solution applies corporate policies and company negotiated contracts to help travelers make air, car, and hotel reservations in policy and on budget.

TRX hosts the RESX application for its clients and their customers and provides access to the application via the Internet. TRX offers the RESX booking engine to corporations primarily through the RESX Distributor Program via leading corporate travel agencies.

RESX is a booking platform designed to:

•       Enable travelers to have control over their travel preferences and options with any time, anywhere access to self-service travel reservations capabilities

•       Enable corporations to realize cost savings through reduced ticket prices, increased use of preferred vendors, and greater policy enforcement at the point of sale

•       Enable travel agencies to deliver cost savings and higher adoption rates to their corporate customers while providing enhanced service

Click here to preview the RESX online booking solution through an interactive demo. For more information on the RESX solution, please visit the Resource Center, or Contact Us.

About TRX  |  Resource Center  |  Media Center  |  Investor Center  |  Career Center  |  Contact Us

Copyright © 2005 TRX, Inc. All rights reserved.

Terms of Use

WHAT’S NEW…

12.20.05 Release:

MasterCard and TRX Extend and Expand DATATRAX Relationship

12.05.05 Feature:

AMEX Renews and Extends Long-Term TRX Contract

11.17.05 Feature:

TRX: Travel Transaction Processing

11.09.05 Release:

New and Enhanced Features in TRX Tech Suite

11.03.05 Release:

TRX Reports Third Quarter Results

8.16.05 Release:

Trip Davis Named NBTA Allied

Member of the Year

Distributor Program

TRX sells and distributes the RESX booking engine to corporations primarily through the RESX Distributor Program. RESX Distributor Program members include leading corporate travel management companies worldwide. These clients represent over $37.0 billion in annual airline sales, as tracked by Travel Weekly.

Through the RESX Distributor Program, over 3,200 companies with over 2.3 million registered travelers, now access the RESX online booking solution.

For more information on the RESX Distributor Program, please Contact Us. To learn more about the RESX online booking engine, please visit the Resource Center, or preview the solution through the RESX interactive demo.

About TRX  |  Resource Center  |  Media Center  |  Investor Center  |  Career Center  |  Contact Us

Copyright © 2005 TRX, Inc. All rights reserved.

Terms of Use

WHAT’S NEW…

12.20.05 Release:

MasterCard and TRX Extend and Expand DATATRAX Relationship

12.05.05 Feature:

AMEX Renews and Extends Long-Term TRX Contract

11.17.05 Feature:

TRX: Travel Transaction Processing

11.09.05 Release:

New and Enhanced Features in TRX Tech Suite

11.03.05 Release:

TRX Reports Third Quarter Results

8.16.05 Release:

Trip Davis Named NBTA Allied Member of the Year

SELEX (Agent Technology) is an online reservation technology platform allowing travel agents and customer care representatives to make travel reservations, process service requests, and manage customer profiles in a real-time customer service environment. SELEX offers access to multiple travel inventory sources through a user-friendly, Web-based interface, reducing the reliance on the GDSs and reducing agent training time and required knowledge of the different underlying reservation systems. Through SELEX, agents have access to reservation and customer relationship management functions such as traveler profile and behavior data, corporate travel policy, and inter-office communication tools. The platform also includes software functionality for exception processing and agent workflow management and tracking.

With the rapidly changing travel distribution model, SELEX helps agencies by providing agents with the ability to shop and book travel through multiple channels. The distribution channel switch within SELEX provides agency, corporation, and search level booking and tracking across GDSs, direct connects, and 3rd party databases (e.g., merchant hotel functionality providers), allowing agencies, and their corporate clients, to determine the best channel through which agents purchase travel inventory. The SELEX agent desktop also offers:

•       Web based agent desktop environment designed to manage multiple accounts and travelers quickly and efficiently

•       Booking capabilities for air, car, and hotel components of a reservation

•       GDS switch to allow agency, account, and search level GDS designation

•       Ability to incorporate supplier direct and 3rd party inventory channels into the search process

•       Web fare searching functionality

•       PNR access and editing capabilities

•       Multiple account and traveler policy compliance

•       Profile management and GDS synchronization

•       Agent time and activity tracking and reporting

•       GDS pass-through for native access

With SELEX, agents are able to perform travel specific work functions without GDS training. Once an agent learns the workflow for a specific function, they are able to move between GDSs and third party inventory channels without additional training. Included in the SELEX scripting environment is a robust time and activity tracking tool, which enables agencies to identify and understand functions that need improvement, providing opportunities for re-engineering and further cost avoidance.

TRX hosts SELEX applications and provides access to them via the Internet.

About TRX  |  Resource Center  |  Media Center  |  Investor Center  |  Career Center  |  Contact Us

Copyright © 2005 TRX, Inc. All rights reserved.

Terms of Use

WHAT’S NEW…

12.20.05 Release:

MasterCard and TRX Extend and Expand DATATRAX Relationship

12.05.05 Feature:

AMEX Renews and Extends Long-Term TRX Contract

11.17.05 Feature:

TRX: Travel Transaction Processing

11.09.05 Release:

New and Enhanced Features in TRX Tech Suite

11.03.05 Release:

TRX Reports Third Quarter Results

8.16.05 Release:

Trip Davis Named NBTA Allied

Member of the Year

Building on one of the first quality control and file finishing applications developed for the travel industry, the CORREX solution brings automation, travel expertise, and advanced processes to the labor-intensive, manual activities of quality assurance, file finishing, and ticketing.

CORREX (Automated Processing) is a transaction processing platform enabling efficient, automated quality control, file finishing, and electronic ticketing of travel reservations. CORREX processes all types of travel transactions, including transactions for leisure and corporate travel booked online and offline. TRX automated quality control includes software functionality for low fare searches, seat assignments, upgrades, and alternate route and carrier searches. Automated electronic ticketing services include software functionality for e-ticket issuance, as well as email notifications and communications and pre-trip management information reporting.

By attempting to eliminate manual processes, the CORREX solution helps increase agent productivity, reduce front and back office errors, and consolidate pre-travel and transaction reporting across multiple GDSs. TRX handles five primary automated processing functions through the CORREX solution:

•       Automated Quality Control and File Finishing: CORREX leverages a configurable quality control and PNR finishing rules engine. Clients are able to apply and customize hundreds of standard routines to ensure PNR quality and viability. The solution uses a consolidated database that functions across all GDS’s for efficient rules creation and reporting. The solution utilizes Oracle databases for data storage and security. CORREX is able to read and write to any external database during PNR processing or post PNR processing and uses an XML PNR export functionality to push data out of the system. Solution exports are compatible with any external database or table, including human resource tables, approval tables, CRM tables, and more.

•       PNR Improvement: While working to improve the quality of reservations, CORREX is able to provide company-specific, and even traveler-specific, reservation improvement services to help enhance the traveler’s experience, including seat assignment improvement, low fare searches, waitlist clearance, and frequent flyer upgrade services.

•       Configurable Auto-Ticketing and Invoicing: Key to decreasing processing costs for our clients, CORREX is able to provide configurable auto-ticketing services. The solution is able to handle split ticketing with correct back-office remark placement, generate automated MCO and refunds, add and invoice appropriate service fees, issue invoice-only transactions, and email invoices.

•       Messaging: In accordance to clients’ requirements, the CORREX solution can automate traveler communication, emailing itineraries and invoices in text, HTML, or PDF formats. The solution also can communicate seat and fare improvement to travelers automatically, as well as provide system performance updates and policy compliance alerts to clients prior to ticketing.

•       Pre-Trip Reporting: CORREX offers flexible, real-time pre-trip reporting online. Clients can customize report elements to track fare savings, multiple passengers on same flight, arrivals and departures, and more. The solution auto-refreshes PNR data without agent intervention or queue placement so reports remain accurate and up to date.

For more information on the CORREX solution, please visit the Resource Center, or Contact Us.

About TRX  |  Resource Center  |  Media Center  |  Investor Center  |  Career Center  |  Contact Us

Copyright © 2005 TRX, Inc. All rights reserved.

Terms of Use

WHAT’S NEW…

12.20.05 Release:

MasterCard and TRX Extend and Expand DATATRAX Relationship

12.05.05 Feature:

AMEX Renews and Extends Long-Term TRX Contract

11.17.05 Feature:

TRX: Travel Transaction Processing

11.09.05 Release:

New and Enhanced Features in TRX Tech Suite

11.03.05 Release:

TRX Reports Third Quarter Results

8.16.05 Release:

Trip Davis Named NBTA Allied Member of the Year

The TRANXACT (Settlement & Exceptions) solution is a processing platform providing transaction settlement, exception handling, document distribution, and back office accounting. Typically, exception processing and settlement activities require significant manual labor and micromanagement. TRX’s TRANXACT solution helps change that, automating and improving back-office activities so that clients can improve productivity, enhance the customer experience, and ultimately drive down the cost per transaction.

TRX handles the following functions through the TRANXACT solution:

•       Exception Processing - TRX processes ticketing rejects, exchanges, refunds (both refundable and non-refundable), voids, Lost Ticket Applications (LTA’s)/Pre-paid Ticket Applications (PTA’s), and automated schedule changes. We use proprietary technology to help us process large volumes of transactions as quickly and accurately as possible, while making back office activities visible to front-office agents. Visibility into back-office activities gives clients new opportunities to re-engineer front-office practices to maximize efficiencies and avoid costly errors.

•       Document Distribution - TRX provides paper ticket distribution, email notification for paper and e-tickets, and inbound and returned mail handling services. TRX uses ticket status tracking tools to capture ticket processing and distribution information. Front-office agents at TRX and client offices worldwide access TRANXACT tracking tools to gain ticketing and distribution status information. Front-office access to ticketing and distribution details can eliminate the need for front-office agents to call distribution agents with ticket inquiries, which can result in the reduction of front office handle time.

•       Settlement, Accounting, and Reporting - TRX handles Airline Reporting Corporation (ARC) and Billing and Settlement Plan (BSP) settlement and management reporting, automatically updating ARC and BSP, as well as our clients’ accounting systems, to help keep everyone and every number in sync. TRX gives clients online access to management reports, metrics and statistics, enabling them to make business-critical decisions with real-time information. We offer a hosted back office system, or integrate with our clients’ systems, to process back office rejects and settle with ARC and BSP.

TRX hosts the TRANXACT applications and operates them in its own facilities on behalf of its clients.

For more information on the TRANXACT solution, please visit the Resource Center, or Contact Us.

About TRX  |  Resource Center  |  Media Center  |  Investor Center  |  Career Center  |  Contact Us

Copyright © 2005 TRX, Inc. All rights reserved.

Terms of Use

WHAT’S NEW…

12.20.05 Release:

MasterCard and TRX Extend and Expand DATATRAX Relationship

12.05.05 Feature:

AMEX Renews and Extends Long-Term TRX Contract

11.17.05 Feature:

TRX: Travel Transaction Processing

11.09.05 Release:

New and Enhanced Features in TRX Tech Suite

11.03.05 Release:

TRX Reports Third Quarter Results

8.16.05 Release:

Trip Davis Named NBTA Allied Member of the Year

DATATRAX (Data Integration) is an integration platform enabling the aggregation, enhancement, extraction, and reporting of transaction data. DATATRAX consolidates data records from a variety of sources, including credit card issuers, credit card networks, back office travel systems, hotel suppliers, airlines, and GDSs, and normalizes the records into a common structure in a single data repository. DATATRAX also enables enhancement of data records with more detailed transaction data from other sources, increasing the value and utility of the data to our clients.

TRX handles four primary data integration functions through the DATATRAX solution:

•       Data Aggregation: TRX designed DATATRAX to integrate global transaction data from ANY source in ANY format, and normalize records to produce a cleaner, single source of data. TRX’s flexible data aggregation services allow for integration with existing systems on a global basis, so that clients do not have to invest additional time or capital to standardize the data or make new data aggregation infrastructure investments.

•       Data Enhancement: The DATATRAX solution enables companies to augment travel and financial transaction data with other sources of travel and procurement information to help improve the accuracy of their information, including: hotel folio and other level-three merchant data, booked vs. charged data, population of origin and destination markers, loyalty and bonus programs data.

•       Data Extraction: Using the standardized and enhanced data generated through DATATRAX aggregation and enhancement services, the solution also translates and exports data to third-party systems in any format. From expense reporting tools to internal reporting and analysis systems to ERP solutions such as SAP, Peoplesoft, Oracle, and JD Edwards, TRX returns data back to clients in requested formats at their requested frequency. DATATRAX enables clients to receive cost-effective, client-specific data outputs without having to invest additional time or capital to program extracts into their desired formats.

•       Reporting: For integrated data reporting, the DATATRAX solution also offers a Web-based reporting tool. DATATRAX resides on a MicroStrategy platform that enables clients to scale to thousands of users with access to millions of data records. The DATATRAX reporting tool features drill down and ad-hoc reporting and graphing, security filtering at the individual user level, as well as language and currency conversion.

TRX hosts the DATATRAX application, delivers information electronically back to clients in any format, and provides Web-based access to our hosted reporting and analysis tool.

For more information on the DATATRAX solution, please visit the Resource Center, or Contact Us.

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Copyright © 2005 TRX, Inc. All rights reserved.

Terms of Use

EXHIBIT I

EMPLOYEE BENEFIT SCHEDULE

See attached.

7

TRX, INC. US EMPLOYEE BENEFITS SUMMARY (Exempt Employees)

Insurance – effective first day of the month following first [*] of employment

•	Medical – [*] is our medical provider. Their network of providers is under the [*] network, providing strong facility and physician discounts for medical care. In addition, [*] offers assistance through their nurse line, disease and medical management programs, healthcare cost estimate tools, and personal health assessments. Medical premiums are deducted on a pretax basis. The prices below are shown as per pay period amounts.

•	Prescription drug service – [*] generic/[*] brand name/[*] non preferred for retail prescriptions and [*] generic/[*] brand name/[*] non preferred for mail order prescriptions.

•	Dental – [*] is our dental benefits provider. Dental premiums are deducted on a pretax basis

•	Vision Care – [*] is our vision care provider. Vision premiums are deducted on a pretax basis

The prices below are shown as per pay period amounts and are deducted from 24 of 26 pay checks.

	Medical		Dental	Vision
	90%/70%	80%/60%
Employee	[*]	[*]	[*]	[*]
EE + Spouse	[*]	[*]	[*]	[*]
EE + Child(ren)	[*]	[*]	[*]	[*]
EE + Family	[*]	[*]	[*]	[*]

•	Life Insurance – [*] is our provider for life insurance. TRX covers each eligible full-time employee with one times our annual salary in life insurance benefits at no cost to you. Each of us may elect to purchase additional life insurance for our family members or ourselves. The rates for employee and spouse vary based on amount of coverage elected and age. Coverage is available up to [*] or [*] times your salary for employees and up to [*] for your spouse. Rates for your child(ren) are based on amount of coverage up to [*]. You can only elect to purchase supplemental life insurance for your spouse and/or child(ren) if you elect to purchase supplemental life for yourself.

•	AD&D – [*] is our provider for accidental death & dismemberment insurance. TRX covers each eligible full-time employee with [*] our annual salary in AD&D at [*] to the employee. Each of us may elect to purchase additional AD&D coverage for our families or ourselves. Family AD&D coverage covers the employee and the employee’s family. There is no need to obtain both Employee Voluntary AD&D coverage and Family Voluntary AD&D coverage. Rates are based on amount of coverage elected.

•	Short Term Disability (STD) – [*] is our short term disability benefits provider. Premiums are deducted after taxes so that the benefit remains nontaxable. The STD benefit pays [*] of your weekly covered earnings up to [*] per week. Rates are [*] per [*] of coverage. The actual monthly premium is a function of annual salary. As an example, someone who makes [*] per year will have a per pay period deduction of [*] for STD.

•	Long Term Disability (LTD) – [*] is our long term disability benefits provider. Premiums are deducted after taxes so that the benefit remains nontaxable. TRX will still provide all full-time TRX employees with Core LTD coverage ([*] of base salary) at no cost to the employee. Each of us may continue to elect an additional [*] buy up at our own expense. Your total LTD benefit cannot exceed [*] per month. Rates are [*] per [*] of coverage for the additional [*] buy up. For a [*] per year salary, the per pay period buy up premium is [*].

[*] - Confidential Treatment Requested

Flexible Spending Accounts

•	Health care - covers up to [*], tax free, of unreimbursed medical or dental costs

•	Dependent Care - covers up to [*], tax free, of eligible dependent care costs

401K Savings Plan – eligible to begin at the beginning of each month

•	1-60% of salary (up to federal cap $13,000) may be contributed before tax

•	1-10% of salary may be contributed after tax

•	Discretionary company match of [*] on the dollar up to the first [*] of salary for all employees enrolled on 31 December each year

•	[*] year vesting plan

•	Investment opportunity in [*] mutual funds

Paid Time Off – divided into 2 segments: Operations and Support & General Administration (SG&A)

•	Operations – accrue [*] planned hours per pay period (after [*] days of employment) to use at your discretion with management approval. “Planned absences” include anytime you wish to be away from work that you know about in advance (i.e. holidays, vacations, doctor’s appointments, etc.) You also accrue [*] unplanned hours per pay period. “Unplanned absences” include employee illness, illness of family members or pets, and any other emergency situations.

•	SG&A – 7 paid holidays (New Years Day, Memorial Day, 4th of July, Labor Day, Thanksgiving Day, the Friday after Thanksgiving, and Christmas Day) plus 3 floating holidays. You accrue [*] vacation days per year (until your 5-year anniversary at which time the vacation amount increases). You also accrue [*] unplanned hours per pay period. “Unplanned absences” include employee illness, illness of family members or pets, and any other emergency situations.

Vacation Purchase Plan – At the beginning of the calendar year, an employee is allowed to purchase up to [*] hours of vacation in full shift increments.

Health Club Benefit – membership to L.A. Fitness for [*]/month.

College Savings Plan (529 Plan) – A savings plan for education. The plan provides employees the opportunity to have payroll deductions placed into an investment vehicle on an after taxes basis for education with tax free gains.

CashPay – Bank of America provides access to net pay through direct deposit into a CashPay account. Employees are provided with a Visa Card/ATM to access their money.

Sprint PCS – Sprint provides TRX employees with a discount of up to [*] off all monthly recurring charges.

Employee Assistance Program – Confidential 3rd party assistance for employees and their families to help deal with personal problems including: family life, physical health, mental health and legal or financial concerns.

Tuition Reimbursement – TRX program provides financial assistance to eligible employees to cover the cost of courses required for a degree (associates, bachelors, or masters). Non-degrees, such as CPA, certified programs & individual courses that strengthen an employee’s skills/knowledge and textbooks are also covered. Annual maximum per eligible employees is [*].

IATAN Card – After six months of employment an employee is eligible to apply for an IATAN card to receive discounts rates on cars, hotels, cruises, and other travel discounts.

Notary Public – Each TRX office has a Notary Public to witness or attest signature or execution of deeds and other written documents at no cost to the employee.

[*] - Confidential Treatment Requested

TRX, INC. US EMPLOYEE BENEFITS SUMMARY (non - Exempt Employees)

Insurance – effective first day of the month following first [*] of employment

•	Medical – Aetna is our medical provider. Their network of providers is under the [*] network, providing strong facility and physician discounts for medical care. In addition, [*] offers assistance through their nurse line, disease and medical management programs, healthcare cost estimate tools, and personal health assessments. Medical premiums are deducted on a pretax basis. The prices below are shown as per pay period amounts.

•	Prescription drug service – [*] generic/[*] brand name/[*] non preferred for retail prescriptions and [*] generic/[*] brand name/[*] non preferred for mail order prescriptions.

•	Dental – [*] is our dental benefits provider. Dental premiums are deducted on a pretax basis

•	Vision Care – [*] is our vision care provider. Vision premiums are deducted on a pretax basis

The prices below are shown as per pay period amounts and are deducted from 24 of 26 pay checks.

	Medical		Dental	Vision
	90%/70%	80%/60%
Employee	[*]	[*]	[*]	[*]
EE + Spouse	[*]	[*]	[*]	[*]
EE + Child(ren)	[*]	[*]	[*]	[*]
EE + Family	[*]	[*]	[*]	[*]

•	Life Insurance – [*] is our provider for life insurance. TRX covers each eligible full-time employee with one times our annual salary in life insurance benefits at no cost to you. Each of us may elect to purchase additional life insurance for our family members or ourselves. The rates for employee and spouse vary based on amount of coverage elected and age. Coverage is available up to [*] or [*] times your salary for employees and up to [*] for your spouse. Rates for your child(ren) are based on amount of coverage up to [*]. You can only elect to purchase supplemental life insurance for your spouse and/or child(ren) if you elect to purchase supplemental life for yourself.

•	AD&D – [*] is our provider for accidental death & dismemberment insurance. TRX covers each eligible full-time employee with [*] our annual salary in AD&D at [*] to the employee. Each of us may elect to purchase additional AD&D coverage for our families or ourselves. Family AD&D coverage covers the employee and the employee’s family. There is no need to obtain both Employee Voluntary AD&D coverage and Family Voluntary AD&D coverage. Rates are based on amount of coverage elected.

•	Short Term Disability (STD) – [*] is our short term disability benefits provider. Premiums are deducted after taxes so that the benefit remains nontaxable. The STD benefit pays [*] of your weekly covered earnings up to [*] per week. Rates are [*] per [*] of coverage. The actual monthly premium is a function of annual salary. As an example, someone who makes [*] per year will have a per pay period deduction of [*] for STD.

•	Long Term Disability (LTD) – [*] is our long term disability benefits provider. Premiums are deducted after taxes so that the benefit remains nontaxable. TRX will still provide all full-time TRX employees with Core LTD coverage ([*] of base salary) at no cost to the employee. Each of us may continue to elect an additional [*] buy up at our own expense. Your total LTD benefit cannot exceed [*] per month. Rates are [*] per [*] of coverage for the additional [*] buy up. For a [*] per year salary, the per pay period buy up premium is [*].

[*] - Confidential Treatment Requested

Flexible Spending Accounts

•	Health care - covers up to [*], tax free, of unreimbursed medical or dental costs

•	Dependent Care - covers up to [*], tax free, of eligible dependent care costs

401K Savings Plan – eligible to begin at the beginning of each month

•	1-60% of salary (up to federal cap $13,000) may be contributed before tax

•	1-10% of salary may be contributed after tax

•	Discretionary company match of [*] on the dollar up to the first [*] of salary for all employees enrolled on 31 December each year

•	[*] year vesting plan

•	Investment opportunity in [*] mutual funds

Paid Time Off – divided into 2 segments: Operations and Support & General Administration (SG&A)

•	Operations – accrue [*] planned hours per pay period (after [*] days of employment) to use at your discretion with management approval. “Planned absences” include anytime you wish to be away from work that you know about in advance (i.e. holidays, vacations, doctor’s appointments, etc.) You also accrue [*] unplanned hours per pay period. “Unplanned absences” include employee illness, illness of family members or pets, and any other emergency situations.

•	SG&A – 7 paid holidays (New Years Day, Memorial Day, 4th of July, Labor Day, Thanksgiving Day, the Friday after Thanksgiving, and Christmas Day) plus 3 floating holidays. You accrue [*] vacation days per year (until your 5-year anniversary at which time the vacation amount increases). You also accrue [*] unplanned hours per pay period. “Unplanned absences” include employee illness, illness of family members or pets, and any other emergency situations.

Vacation Purchase Plan – At the beginning of the calendar year, an employee is allowed to purchase up to [*] hours of vacation in full shift increments.

Health Club Benefit – membership to L.A. Fitness for [*]/month.

College Savings Plan (529 Plan) – A savings plan for education. The plan provides employees the opportunity to have payroll deductions placed into an investment vehicle on an after taxes basis for education with tax free gains.

CashPay – Bank of America provides access to net pay through direct deposit into a CashPay account. Employees are provided with a Visa Card/ATM to access their money.

Sprint PCS – Sprint provides TRX employees with a discount of up to [*] off all monthly recurring charges.

Employee Assistance Program – Confidential 3rd party assistance for employees and their families to help deal with personal problems including: family life, physical health, mental health and legal or financial concerns.

Tuition Reimbursement – TRX program provides financial assistance to eligible employees to cover the cost of courses required for a degree (associates, bachelors, or masters). Non-degrees, such as CPA, certified programs & individual courses that strengthen an employee’s skills/knowledge and textbooks are also covered. Annual maximum per eligible employees is [*].

IATAN Card – After six months of employment an employee is eligible to apply for an IATAN card to receive discounts rates on cars, hotels, cruises, and other travel discounts.

Notary Public – Each TRX office has a Notary Public to witness or attest signature or execution of deeds and other written documents at no cost to the employee.

[*] - Confidential Treatment Requested